                                                                   EXHIBIT 10.28



                           SHARE EXCHANGE AGREEMENT

          THIS AGREEMENT is made and entered into this      day of December, by
                                                       ----
and between the undersigned Sellers (hereinafter collectively referred to as "Sellers"), the undersigned persons, and GLOBALTEL RESOURCES, INC. (hereinafter referred to as "Purchaser"), who agree to the following, including the Recitals.

                                    RECITALS

A. Sellers directly or indirectly own 1,080,000 shares of the voting common stock of GFP GROUP, INC., a Washington corporation (the "Stock"), which are all the issued and outstanding shares of the capital stock of GFP GROUP, INC. (the "Company"). The Company is the sole shareholder of Ratsten International Telecommunications, Inc. ("Ratsten").

B. Purchaser desires to purchase, and the Sellers desire to sell, all of the Stock, subject to the terms and conditions of this Agreement.

                                   AGREEMENT

1.  SALE AND PURCHASE OF STOCK.
    --------------------------

          Sellers agree to sell, and Purchaser agrees to buy, the Stock.

2.  STOCK EXCHANGE.
    --------------

          Purchaser shall purchase the Stock by exchanging one (1) share of Purchaser's voting common stock for each share of Sellers' Stock.

3.  CLOSING.
    -------

          "Closing" shall occur at a time convenient to the parties, provided that all conditions to Closing set forth in this Agreement will have been satisfied, and further provided that Closing will occur not later than December 29, 1995, unless the parties agree in writing to an extension of that date. Closing will take place at the offices of Vandeberg Johnson & Gandara, 3200 Columbia Seafirst Center, Seattle, Washington, or at such other time and place as is mutually agreeable to Purchaser and Sellers. Closing shall be effective as of 12:01 a.m., December 29, 1995 (the "Effective Date"). At Closing, Purchaser shall be entitled to take possession of all assets of the Company. Sellers covenant to take all action reasonably necessary to put Purchaser in such position at the time of Closing, including without limiting the same:

          (a) Endorsing and delivering to Purchaser certificates or assignments separate from certificates, in form acceptable to Purchaser, representing the Stock. of the Company;

          (b) Delivery of the corporate minute books and stock record books of the Company and Ratsten, financial records, and such other books, papers arid records of the Company and Ratsten as relate to its assets and operations;

          (c) A general release of all claims which the Sellers and Ronald P. Erickson, German Burtscher, and Frank Krentzman may have through the Closing Date against the Company and Ratsten, except those obligations set forth in those agreements described on Exhibit A attached hereto and incorporated herein by this reference.

          At Closing, Purchaser shall deliver to the Sellers stock certificates representing the proper shares of Purchaser's common stock that are due under the terms of paragraph 2 hereof.

4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLERS.
    ----------------------------------------------------

          Sellers hereby represent and warrant to Purchaser and covenant and agree as follows:

          (a) Organization of Company; Documents.  The Company, is a corporation
              ----------------------------------
duly organized, validly existing and in good standing under the laws of the State of Washington. The Company has full power and lawful authority to own, or to hold under lease, all of its assets. True copies of the Articles of Incorporation, Bylaws, minutes of all directors' and shareholders' meetings, and consent resolutions of the directors and shareholders of the Company, as amended, have been provided to Purchaser.

          (b) Organization of Ratsten; Documents.  Ratsten is a corporation duly
              ----------------------------------
organized, validly existing and in good standing under the laws of the State of California. Ratsten has full power and lawful authority to own, or to hold under lease, all of its assets. True copies of the Articles of Incorporation, Bylaws, minutes of all directors' and shareholders' meetings, and consent resolutions of the directors and shareholders of Ratsten, as amended, have been provided to Purchaser.

          (c) Authorization of Agreement.  This Agreement constitutes a valid
              --------------------------
obligation, legally binding upon Sellers in accordance with its terms. The execution and delivery of this Agreement and the consummation of the transaction do not and will not result in any breach of, or default under, or require the consent of any third party under, any agreement, license or instrument, undertaking, or obligation of Sellers, the Company, or Ratsten, or under any judgment, order, or decree to which they are subject. Neither the execution of this Agreement nor the consummation of the transactions provided for hereunder requires the consent or approval of governmental authority having jurisdiction over the business of the Company or Ratsten, or of any party to party to any agreement with the Company or Ratsten, or with any Seller, as a condition to the continuance of the Company's or Ratsten's conduct of its business after the Closing or with that party.

          (d)  Stock Ownership. The Company's entire authorized and issued or to
               ---------------
be issued capital stock consists of 1,250,007 shares of common stock. There are not now, and will not be at the Closing date, any outstanding subscriptions, options, rights, warrants, convertible shares, debts or other agreements or commitments obligating the Company to issue any other shares of its capital stock, except as may be set forth on EXHIBIT A, and including 62,500 shares to be issued to Purchaser. Except as may be set forth on EXHIBIT A, now and at Closing, the lawful, beneficial and record owners of each share of the Stock are and will be:



     Laura Street Family L.P.........................  270,000 shares
     North Willow Family L.P.........................  270,000 shares
     Sirius International Telecommunications.........  500,000 shares a California General Partnership
     [or German Burtscher and Frank Krentzman, individually as former general partners]
     Peter Gust......................................   25,000 shares
     Donald Kovaks...................................   15,000 shares

     Sellers own the Stock free and clear of all restrictions, liens, Security interests, hypothecations, pledges and encumbrances of every kind and nature whatsoever. Sellers have and will have full legal power and authority to transfer and to deliver to Purchaser the Stock such that Purchaser will be the absolute owner of the Stock, free and clear. There are no restrictions in the Articles of Incorporation, Bylaws or other corporate documents against the free transferability of the Stock, except for (1) shareholder agreements, agreements to sign shareholder agreements for the Company's shares, or (2) shareholder preemptive rights given to Ratsten's shareholders in Section 6.7 of Ratsten's Bylaws. The Company does not own any capital stock of any other corporation or any interest in any partnership or joint venture other than Ratsten.

     The Company owns the stock of Ratsten free and clear of all restrictions, liens, security interests, hypothecations, pledges and encumbrances of every kind and nature whatsoever. GFP Group, Inc. has and will have full legal power and authority to transfer and to deliver the Company's shares in Ratsten so that the transferee will be the absolute owner of the Ratsten shares, free and clear. There are no restrictions in the Articles of Incorporation, Bylaws, or other corporate documents against the free transferability of the. stock. Ratsten does not own any capital stock of any other corporation or interest in any partnership or joint venture.

          (e)  Financial Information. Sellers certify that they have provided
               ---------------------
Purchaser with such unaudited balance sheets, income statements, corporate records and documents material to the operation of the Company's business and the business of Ratsten (hereinafter collectively referred to as the "Financial Information") as necessary to accurately show the Company's and Ratsten's financial condition. All of the Financial Information is true and accurate, has been taken from the Company's books of account, was prepared in accordance with generally accepted accounting principles applied on a consistent basis, and to the best of Seller's knowledge does not omit any information which would make the Financial Information materially misleading.

          (f)  Liabilities.  All Company and Ratsten liabilities arise under the
               -----------
agreements shown on EXHIBIT A. Neither the Company nor Ratsten has yet filed tax returns.

     (g) Title to Assets.  The Company and Ratsten have good and marketable
         ---------------
title to all of the assets disclosed in the Financial Information, free and clear of all mortgages, liens, pledges, security interests, charges and leasehold interests, except for general liens for property taxes and encumbrances disclosed in the Financial Information.

     (h) Compliance with Law.  The Company and Ratsten and the business which
         -------------------
they operate now comply and will, as of the Closing date, comply in all material respects with all applicable federal and state law, and all rules, regulations and orders of local governing authorities. Neither Sellers, the Company, nor Ratsten have received any notice with which they have not complied from any governmental authority or agency or from any insurance or inspection body stating that the Company, Ratsten, or their business, or any of their properties, facilities or the assets, fail or may fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirements of any public authority or body, including but not limited to environmental laws and regulations.

     The conduct of the Company's and Ratsten's business is not dependent on any governmental or private license, permit, or other authorization that has not been obtained and furnished to Purchaser, and the consummation of the transaction contemplated by this Agreement will not terminate or adversely affect any such license, permit, or authorization.

     The Company (GFP Group, Inc.) and its Ratsten subsidiary will be relying on Purchaser's existing FCC 214 license to operate the MFS and GM-AX switches as contemplated by the parties.

     (i) Litigation and Claims. There is no pending or threatened suit, action
         ---------------------
or litigation, administrative, arbitration or other proceeding or governmental investigation or inquiry to which the Company, Ratsten, or their assets, the business of the Company, or Ratsten, or Sellers are a party or subject. Neither the Company nor Ratsten nor the Sellers are in default with respect to any decree, order, judgment, or injunction of any court or governmental or quasi-governmental board, agency, or instrumentality. The. Company and Ratsten have complied with and at Closing will be in compliance in all material respects with all laws, regulations, and orders applicable to its business and property. No stockholder, officer, or employee of the Company has any claim of any nature against the Company, or Ratsten, except as described on EXHIBIT A.

     (j) Employees. The Company and Craig R. Palmer, Ronald P. Erickson, German
         ---------
Burtscher and Frank Krentzman are not now and at Closing will not be in default of their obligations under the employment agreements, and those agreements shall be freely assignable to and enforceable by Purchaser for its own account at Closing, or enforceable by the Company if no such assignment is made. Those agreements will not be amended, modified, or terminated in any respect prior to the Closing Date except with the prior written consent of Purchaser. After Closing, the Purchaser shall fulfill all of the Company's obligations under the employment agreements as required by Section 6.(d) below.

     There are no other employees of the Company or Ratsten. The Company and Ratsten have no other obligation, contractual or otherwise, to their employees, except for compensation required by the agreements shown on EXHIBIT A. Neither Sellers, the Company, nor Ratsten have taken any actions with respect to any employee which would give rise to any claims of discrimination on the basis of age, sex, race, disability or any other status protected by federal or local law, any violation of the Fair Labor Standards Act, or any other state or federal law related to the rights of employees.

     (k) Assets in Good Operating Condition.  To Sellers' knowledge all of the
         ----------------------------------
operating assets of the Company, and Ratsten are in good operating condition and repair. Through the Effective Date, the Company shall maintain adequate insurance with respect to all risks normally insured against by it in the past or by companies similarly situated.

     (l) Scitor ITS License Agreement. A true copy of the agreement dated April
         ----------------------------
28, 1995 between Scitor International Telecommunications Services, Inc. ("Scitor") and Ratsten International Telecommunications, Inc. d/b/a/ Netstar International Telecommunications, Inc., a wholly owned subsidiary of the Company (the "Scitor Agreement") is attached as EXHIBIT B. Sellers expressly warrant and represent to Purchaser that under the Scitor Agreement, the Company and Ratsten have, and after Closing will continue to have, the right to purchase, lease, install, operate, and maintain IT Group MFS-400 and GMAX switches to provide fax and various data services to third parties, as defined in the Scitor Agreement, and that the prohibition against resale of the "Service" in paragraph 2.1 thereof only prohibits the Company and Ratsten from reselling its wholesale rights to use the Service in specific "Locations" (as defined in the Scitor Agreement) to third parties.

     To the best of Sellers' knowledge, the Scitor Agreement is now and at Closing will be in full force and effect and enforceable by Ratsten in accordance with its terms. To the best of Sellers' knowledge, Scitor is not now in default of its obligations to Ratsten under the Scitor Agreement.

     Ratsten is required between December 14, 1995 and December 31, 1995, to pay Scitor ITS an additional estimated $32,000 in relation to the GMAX nodes leased in Mexico City, Hong Kong, and Los Angeles, and for related installation, maintenance, and leased line port charges. Purchaser agrees to advance to or through the Company funds prior to Closing to make these payments to maintain the Scitor contract.

     The Company and Ratsten are not now and at Closing will not be in default of any of its obligations under the Scitor Agreement other than to make the $32,000 in payments required between December 14, 1995 and December 31, 1995. There is not now and at Closing will not be any basis in fact or at law for amendment, modification, or termination of the Scitor Agreement by any party, other than voluntary amendments or termination resulting from expiration of the term stated in the Scitor Agreement. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not terminate, invalidate, amend, or otherwise affect the Scitor Agreement in any respect, and the Scitor Agreement will remain in full force and effect following Closing. Purchaser acknowledges that the Company is negotiating amendments and supplements to the Scitor Agreement which may, among other changes (1) substitute the Company for Ratsten International Telecommunications, Inc. d/b/a Netstar International Telecommunications, Inc. as the Customer, (2) provide that financing for MFS-400 switches will be provided by third parties, and that Scitor may no longer be providing financing for additional GM-AX switches as such financing will also be provided by third parties, (3) add an additional 41 cities for initial MFS/GMAX switch roll-out; and (4) change the base agreement term from five years to ten years prior to "tail" add-on of five years.

     (m) Conduct Pending Closing.  The Company's and Ratsten's business will be
         -----------------------
conducted in the ordinary course from the date of this Agreement to Closing.

     (n) Environmental Liability. Neither the Company, Ratsten, nor Sellers have
         -----------------------
caused or permitted the Company Ratsten to generate, manufacture, store, handle, dispose, transfer, produce, or process "hazardous substances" or other dangerous or toxic substances, except in compliance with all federal, state or local regulations. To the best of Sellers' knowledge, there is no presence of, nor has there been any release of, any "hazardous substances" in the Company's or Ratsten's premises or off-site of the premises which might affect said premises. Sellers have no knowledge or reason to know of any prior ownership or use of the Company's or Ratsten's premises which would indicate that "hazardous substances" may have been generated, manufactured, transported, stored, handled, released or disposed of upon the Company's or Ratsten's premises or off-site of the Company's or Ratsten's premises which might affect said premises, except in full compliance with all federal, state and local law. For purposes hereof, "hazardous substances" shall have the meaning specified in RCW 70.105D and the Model Toxics Control Act.

     (o) Investigation and Access.  During the period from the date hereof to
         ------------------------
Closing, Sellers shall cause Purchaser and its agents to have free access to the Company's and Ratsten's premises, offices, records, files, books of account, copies of tax returns and retirement plan returns of the Company and Ratsten. Sellers shall cause the Company's. and Ratsten's personnel to aid and assist Purchaser in reviewing the operations and records of the Company and Ratsten.

     (p) Contracts. Except for the Scitor Agreement and the agreements described
         ---------
in EXHIBIT A, the Company and Ratsten are not parties to any other agreements, contracts, undertakings, or leases of real or personal property. Those agreements described in EXHIBIT A are now and at Closing will be in full force and effect, and none of the parties to those agreements are now in default of their obligations under that agreement. None of the parties hereto has waived any rights under those agreements, and none of the parties hereto shall be in default thereof at Closing.

     (q) Restrictions on Purchaser's Stock.  Sellers acknowledge and agree that
         ---------------------------------
the shares of Purchaser's common stock to be conveyed to them under this Agreement ("Shares") have not been registered under the federal Securities Act of 1933, as amended, or under the Washington State Securities Act or under any other applicable securities acts (the "Acts"), and that Sellers must therefore hold the Shares indefinitely unless they are subsequently registered under the Acts or an exemption from such registration is available. Sellers agree that Purchaser is under no obligation to register the Shares or to take any other action which would make an exemption from registration available; and Purchaser is under no obligation to cause or permit the Shares to be transferred in the absence of such registration or an opinion satisfactory to Purchaser's counsel that an exemption is available. Sellers acknowledge and agree that the Shares will also be subject to a shareholders' agreement or bylaw restrictions which will impose further restrictions upon the transferability of the Shares. The certificates representing the Shares will have a legend similar to the following placed on them:

     This stock has not been registered under the Securities Act of 1933, as amended, or any state securities law. It may not be sold or otherwise transferred unless registered under applicable federal or state securities laws or the Company issuing the stock is furnished with an opinion of counsel acceptable to it that an exemption from registration is available. This stock is also subject to certain restrictions set forth in a shareholders' agreement or the bylaws of GlobalTel Resources, Inc., and may not be sold or transferred except in compliance therewith.

     After Closing, transfer of shares in Purchaser shall be restricted by a provision in Purchaser's Bylaws or Articles of Incorporation consistent with the provisions set forth on EXHIBIT C. The Bylaws or Articles shall provide that the restriction may not be changed except by vote of the holders of at least two-thirds of the issued and outstanding shares of the Purchaser.

     (r) Broker. The Purchaser is entitled at closing to 62,500 shares of the
         ------
Company as a finder's fee for the Company's acquisition of Ratsten. The Sellers have not employed any other broker, finder, or agent, nor otherwise become in any way obligated for any broker's, finder's or agent's, or similar fee with respect to the transaction contemplated by this Agreement.

     (s) Absence of Certain Events, Circumstances, Etc.  Since September 1,
         ----------------------------------------------
1995, the Company and Ratsten have not (1) incurred any obligation or liability, whether absolute or contingent, except obligations and liabilities incurred in the ordinary course of the Company's or Ratsten's business; (2) discharged or satisfied any lien or encumbrances or paid any obligation or liability whether absolute or contingent, other than current liabilities having become due and payable since that date in the ordinary course of the Company's or Ratsten's business and obligations and liabilities under contracts referred to in the exhibits annexed hereto; (3) made or agreed to make any wage, salary, or employee benefit increases for full-time employees (4) sold or transferred any of its tangible or intangible assets or canceled any debts or claims, except, in each case, in the ordinary course of business; (5) sold, assigned, or transferred any trademark or trade name; (6) suffered any losses that would have a materially adverse effect on the business or financial condition of the Company or waived any rights of substantial value; (i) suffered any loss, damage, or destruction to any of its properties due to fire or other casualty whether or not insured, which loss, damage, or destruction materially and adversely affects its business, properties or operations; (8) issued or sold or agreed to issue or sell any shares of its capital stock or any other securities or reclassified or agreed to reclassify its capital stock except as shown on EXHIBIT A; (9) mortgaged, pledged, or subjected to lien, charge or other encumbrance any of its tangible or intangible assets, except the lien of current real and personal property taxes not yet due and payable or purchase money or similar liens incurred in the ordinary course of business; (10) made or agreed to make capital expenditures, except as shown on the financial statements plus additional corporate expenditures not to exceed $5,000; (11) declared or paid a dividend or transferred property or loaned any money or agreed to loan money to any of its directors or officers; (12) amended its Articles of Incorporation or Bylaws;
(13) conducted its business otherwise than in its ordinary and usual manner; or
(14) become aware of any event, transaction, or circumstance which does or could materially adversely affect is condition (financial or otherwise), assets, liabilities, earnings, business, or operations.

     (+) Disclosure.  This Agreement does not contain any untrue statement of
         ----------
any material fact or omits to state any material fact required to be stated in order to make the statements contained in this Agreement not misleading. To the best knowledge of Sellers, there is no fact which materially adversely affects, or in the future may (so far as Sellers can now reasonably foresee) materially adversely affect, the business or prospects or condition (financial or otherwise) of the Company or Ratsten or any of their properties or assets, which fact has not been disclosed in writing to Purchaser prior to the effective date of this Agreement.

     Alan H. Chin and Curt Lew have fully participated in many of the meetings with Scitor ITS and are fully aware of the Scitor ITS relationship with the Company and its Ratsten subsidiary.

     All representations and warranties of Sellers contained in this Agreement shall be true as of the date of Closing. All of the above representations, warranties, and covenants survive the Closing of this transaction for the benefit of Purchaser.

5.   INDEMNIFICATION BY SELLERS.
     --------------------------

     Sellers, their successors and assigns, jointly and severally, shall indemnify, defend and hold Purchaser harmless from any and all losses, claims, damages or liabilities suffered by Purchaser as a result of:

     (a) The failure of any representation or warranty of Sellers contained in this Agreement to be true and accurate when made on and as of Closing;

     (b) The failure of Sellers to comply with any obligations, agreements or covenants contained in this Agreement;

     (c) The conduct of the business of the Company and Ratsten prior to the Effective Date; and

     (d) Any accounts payable, liabilities, debts, taxes, leases or other obligations arising with respect to any period prior to the Effective Date or with respect to the

Equipment which are not disclosed in the Financial Information or otherwise disclosed in this Agreement.

     Sellers, their successors and assigns, shall reimburse Purchaser for any legal or other expense reasonably incurred by Purchaser in connection with any loss, claim, damage or liability indemnified hereby. This indemnification shall benefit and inure to the successors and assigns of Purchaser, including the Company, and shall survive the Closing. In the event Purchaser, its successors or assigns, believes it is entitled to indemnification hereunder, it shall give Sellers written notice of the basis for the claim for indemnification. If Sellers have not discharged or satisfied the claim raised by Purchaser within thirty (30) days from Purchaser's mailing of such notice, then Purchaser may proceed to collect the amount of the claim through any manner it chooses.

6.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.
     ------------------------------------------------------

     Purchaser hereby represents and warrants to Sellers, and covenants and agrees as follows:

     (a) Organization of Purchaser.  Purchaser is a corporation duly organized,
         -------------------------
validly existing and in good standing under the laws of the State of Washington. Purchaser has full power and lawful authority to purchase the Stock.

     (b) Authorization of Agreement.  This Agreement constitutes a valid 1
         --------------------------
obligation, legally binding upon Purchaser in accordance with its terms, and the execution and delivery of this Agreement and the consummation of this transaction (1) are permissible under the Purchaser's Articles of Incorporation and Bylaws; (2) have been or will have been validly authorized by the directors and shareholders of Purchaser by Closing; (3) does not and will not result in any breach of or default under any agreement, license or other obligation of Purchaser; and (4) will not violate any law, rule or regulation of any agency or governmental body.

     (c) Purchaser's Stock.  Purchaser certifies that it owns sufficient numbers
         -----------------
of common shares of its stock to exchange with Sellers for their shares of the Company's Stock on a one-for-one basis. Purchaser owns this stock free and clear of all restrictions, liens, security interests, hypothecations, pledges and encumbrances of every kind and nature whatsoever. Purchaser has and will have full legal power and authority to transfer and deliver to Sellers the stock such that Sellers will be the absolute owner of the stock, free and clear.
There are no restrictions in the Articles of Incorporation, Bylaws or other corporate documents against the free transferability of Purchaser's stock.

     (d) Assumption of Rights and Performance of Liabilities.  After Closing,
         ---------------------------------------------------
Purchaser shall have the rights and shall perform, or cause the Company to perform, the obligations of Purchaser set forth in the documents described in EXHIBIT A attached hereto, including but not limited to, the following:

          (1) The obligations of the Company under each of the employment or management agreements with the following individuals as listed on the EXHIBIT A:

German Burtscher, Frank Krentzman, Ronald P. Erickson, and Craig R. Palmer. Where these employment agreements call for the employees to be officers of the Company, the Purchaser agrees that they shall have the same office in the Purchaser with the same salary and benefits paid by the Purchaser. To the extent that the employment agreements require the issuance of shares to the employees, Purchaser agrees to issue shares to the employee in lieu of shares in the Company on a one-for-one basis.

          (2) The Purchaser agrees to perform all obligations of the Company to Krentzman and Burtscher as set forth in the Acquisition and Management Agreement for GFP Group, Inc., Frank Krentzman and German Burtscher signed on October 10, 1995, a copy of which is attached hereto as EXHIBIT D ("Acquisition and Management Agreement"). Where the agreement calls for Krentzman and Burtscher to be officers of the Company, the Purchaser agrees that each shall have the same office in the Purchaser with the same salary and benefits paid by the Purchaser. To the extent that the agreement requires the issuance of shares to the employees, Purchaser agrees to issue shares to Krentzman and Burtscher in lieu of shares in the Company on a one-for-one basis. The Purchaser agrees that Krentzman and Burtscher shall be vice presidents of Purchaser of equal rank, and with the same pay packages, benefits, and stock ownership as Alan Chin and Curt Lew at Closing, except as noted in Section 6.(d)(9).

          (3) As required by the Acquisition and Management Agreement described in Section 6.(d)(2) above, Purchaser shall at Closing have a seven-member Board of Directors. Krentzman and Burtscher shall have the right to serve as director in alternate years and to nominate one additional director. For 1995, Frank Krentzman shall be the director. During 1996, German Burtscher shall be the director. The alternate director to be nominated by Krentzman and Burtscher for the first year shall be Donald Sledge. Purchaser reserved the right to require a different alternate director to be nominated by Krentzman and Burtscher in the event that Purchaser deems it in the best interest of Purchaser's business.

          (4) Purchaser shall issue 1,250,007 shares to the group of individuals. comprised of the former shareholders in GFP Group, Purchaser, and those individuals who provided bridge financing to the Company as shown on EXHIBIT A. Purchaser agrees that, as of Closing, there shall be only one class of stock in Purchaser which shall be voting common. Purchaser shall issue shares in Purchaser to the holders of the bridge loans as shown on Exhibit A even if no corresponding shares in the Company have been issued to the bridge loan holders. The issuance of the shares in Purchaser shall be in full satisfaction of the obligation of the Company to issue shares in the Company to the bridge loan holders. Purchaser may issue the shares to the bridge loan holders after closing.

          (5) Purchaser shall loan Krentzman $35,500 and Burtscher $14,500 to repay personal loans, upon presentation of documents evidencing such loans and the outstanding balance of each, as required by the Acquisition and Management Agreement.

          (6) Purchaser shall pay up to $30,000 to repay persons who advanced funds to Krentzman and Burtscher for Ratsten operations as shown on EXHIBIT D to the Acquisition and Management Agreement.

          (7) Purchaser shall make cash payments to GFP Group or any lender to GFP Group sufficient to repay working capital provided to and by GFP as part of its acquisition and operation of Ratsten. Purchaser shall also pay all of GFP's and Ratsten's costs and expenses in negotiating and obtaining GFP's acquisition of the Ratsten contract and the acquisition of the GFP Group, Inc.'s shares by Purchaser.

          (8) Purchaser agrees that as of Closing, all existing shareholder agreements, voting trusts, stock options, or similar agreements among Purchaser and its current shareholders shall be terminated and of no further force and effect. Instead, Purchaser's Bylaws shall be amended as of closing as set forth on Exhibit C to restrict transfer of shares in Purchaser. The restriction may not be changed without the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares in Purchaser.

          (9) Purchaser agrees at Closing to escrow 184,000 shares of the shares reserved for the Purchaser's ISOP until confirmation of the ownership by Alan Chin's family and by Curt Lew's family of all or a portion of the 184,000 shares of Purchaser held in Chin's or Lew's name alone. Upon confirmation of the number of shares actually held by Alan Chin and Curt Lew individually, sufficient numbers of the shares held in escrow pursuant to this section shall be made available to Frank Krentzman and German Burtscher so that each may purchase through Purchaser's ISOP a number of additional shares of Purchaser so that Krentzman, Burtscher, Chin and Lew have an equal number of shares in Purchaser.

     (e) Financial Information. Purchaser certifies that Purchaser has provided
         ---------------------
Sellers with such balance sheets, income statements, corporate records and documents material to the operation of the Purchaser's business (hereinafter collectively referred to as the "Financial Information") as necessary to accurately show the Purchaser's financial condition. All of the Financial Information is true and accurate, has been taken from the Purchaser's books of account, was prepared in accordance with generally accepted accounting principles applied on a consistent basis, and to the best of Purchaser's knowledge does not omit any information which would make the Financial Information. materially misleading.

     (f) Liabilities.  The Financial Information, when delivered to Sellers
         -----------
accurately discloses, reserves against, or accrues all liabilities of the Purchaser, including but not limited to accounts payable, taxes, debts, obligations, leases, employment related obligations, fringe benefits, employment taxes and contributions to industrial or unemployment insurance funds, or any other indebtedness or leasehold interest of any nature associated with the assets, the Purchaser, or the business of the Purchaser. The amounts set forth as liabilities for taxes on the Purchaser's financial statements will be sufficient for the payment of all federal, state, county, local or foreign taxes of the Purchaser which are or may become payable by the Purchaser. Any other liabilities of the Purchaser not set forth in the Financial Information are set forth on EXHIBIT E attached hereto. The Purchaser has filed all federal, state, county, local and foreign income, excise, corporate license or franchise, property, sales or retail occupation taxes and other tax returns required to be filed by it, and such returns are true and correct.

     (g) Title to Assets.  The Purchaser has good and marketable title to all of
         ---------------
the assets disclosed in the Financial Information, free and clear of all mortgages, liens, pledges, security interests, charges and leasehold interests, except for general liens for property taxes and encumbrances disclosed in the Financial Information.

     (h) Compliance With Law.  The Purchaser and the business which the
         -------------------
Purchaser operates now comply and will, as of the Closing date, comply in all material respects with all applicable federal and state law, and all rules, regulations and orders of local governing authorities. Neither Purchaser nor the Purchaser have received any notice with which they have not complied from any governmental authority or agency or from any insurance or inspection body stating that the Purchaser or its business, or any of its properties, facilities or the assets, fail or may fail to comply with any applicable law, ordinance, regulation, building or zoning law, or requirements of any public authority or body, including but not limited to environmental laws and regulations. The conduct of the Purchaser's business is not dependent on any governmental or private license, permit, or other authorization that has not been obtained and furnished to Purchaser, and the consummation of the transaction contemplated by this Agreement will not terminate or adversely affect any such license, permit, or authorization.

     (i) Litigation and Claims.  There is no pending or threatened suit, action
         ---------------------
or litigation, administrative, arbitration or other proceeding or governmental investigation or inquiry to which the Purchaser or its assets, the business of the Purchaser or Purchaser are a party or subject. Neither the Purchaser nor the Purchaser are in default with respect to any decree, order, judgment, or injunction of any court or governmental or quasi-governmental board, agency, or instrumentality. The Purchaser has complied with and at Closing will be in compliance in all material respects with all laws, regulations, and orders applicable to its business and property. No stockholder, officer, or employee of the Purchaser has any claim of any nature against the Purchaser.

     (j) Employees.  The Purchaser has disclosed and provided Sellers with
         ---------
copies of the written employment contracts entered into by Purchaser with Alan Chin and Curt Lew, which as of the date of this Agreement are the only written employment contracts Purchaser has entered into with any of its employees. Purchaser and the other parties to the employment agreements are not now and at Closing will not be in default of their obligations under the employment agreements. Those agreements shall be amended as necessary for Purchaser to comply with its obligations under this agreement, including as necessary to give Krentzman, Burtscher, Erickson, and Palmer the required positions, shares and compensation with and from Purchaser. Except as required by the previous sentence, those agreements will not be amended, modified, or terminated in any respect prior to the Closing Date except with the prior written consent of Purchaser.

     All other employees of the Purchaser are at-will employees. The Purchaser has no other obligation, contractual or otherwise, to its employees, except for compensation due in the ordinary course of business. Neither Purchaser nor its officers, directors, or shareholders have taken any actions with respect to any employee which would give rise to any claims of discrimination on the basis of age, sex, race, disability or any other status protected by federal or local law, any violation of the Fair Labor Standards Act, or any other state or federal law related to the rights of employees. Purchaser has represented to Sellers that all employees are at-will employees and, therefore, as part of the indemnification contained herein, Purchaser shall be liable to Sellers and the Company for any claims by any employee that he or she may not be terminated by Purchaser because of any actions by the Purchaser prior to Closing.

     (k) Assets in Good Operating Condition.  To Purchaser's knowledge all of
         ----------------------------------
the operating assets of the Purchaser are in good operating condition and repair. Through the Effective Date, the Purchaser shall maintain adequate insurance with respect to all risks normally insured against by it in the past or by companies similarly situated.

     (l) Scitor ITS License Agreement.  A true copy of the agreement dated April
         ----------------------------
28, 1995 between Scitor International Telecommunications Services, Inc. ("Scitor") and Ratsten International Telecommunications, Inc. d/b/a/ Netstar International Telecommunications, Inc., a wholly owned subsidiary of the Company (the "Scitor Agreement") is attached as EXHIBIT B. Purchaser shall fulfill all of Ratsten's and the Company's obligations under the Scitor Agreement.

     (m) Conduct Pending Closing. The Purchaser's business will be conducted in
         -----------------------
the ordinary course from the date of this Agreement to Closing.

     (n) Environmental Liability.  Purchaser has not generated, manufactured,
         -----------------------
stored, handled, disposed, transferred, produced, or processed "hazardous substances" or other dangerous or toxic substances, except in compliance with all federal, state or local regulations. To the best of Purchaser's knowledge, there is no presence of, nor has there been any release of, any "hazardous substances" in the Purchaser's premises or off-site of the premises which might affect said premises. Purchaser have no knowledge or reason to know of any prior ownership or use of the Purchaser's premises which would indicate that "hazardous substances" may have been generated, manufactured, transported, stored, handled, released or disposed of upon the Purchaser's premises or off-site of the Purchaser's premises which might affect said premises, except in full compliance with all. federal, state and local law. For purposes hereof, "hazardous substances" shall have the meaning specified in RCW 70.105D and the Model Toxics Control Act.

     (o) Investigation and Access.  During the period from the date hereof to
         ------------------------
Closing, Purchaser shall cause Sellers and its agents to have free access to the Purchaser is premises, off-ices, records, files, books of account, copies of tax returns and retirement plan returns of the Purchaser. Purchaser shall cause the Purchaser's personnel to aid and assist Sellers in reviewing the operations and records of the Purchaser.

     (p) Contracts.  Except for the agreements described in EXHIBIT E, the
         ---------
Purchaser is not a party to any other agreements, contracts, undertakings, or leases of real or personal property. Those agreements described in EXHIBIT E are now and at Closing will be in full force and effect, and none of the parties to those agreements are now in default of their obligations under that agreement. None of the parties hereto has waived any rights under those agreements, and none of the parties hereto shall be in default thereof at Closing.

     (q) No Broker.  The Purchaser has not employed any broker, finder, or
         ---------
agent, nor otherwise become in any way obligated for any broker's, finder's or agent's, or similar fee with respect to the transaction contemplated by this Agreement.

     (r) Absence of Certain Events, Circumstances, Etc.  Except as disclosed to
         ---------------------------------------------
Sellers in writing prior to Closing, since January 1, 1995, the Purchaser has not (1) incurred any obligation or liability, whether absolute or contingent, except obligations and liabilities incurred in the ordinary course of the Purchaser's business; (2) discharged or satisfied any lien or encumbrances or paid any obligation or liability whether absolute or contingent, other than current liabilities having become due and payable since that date in the ordinary course of the Purchaser's business and obligations and liabilities under contracts referred to in the exhibits annexed hereto; (3) made or agreed to make any wage, salary, or employee benefit increases for full-time employees
(4) sold or transferred any of its tangible or intangible assets or canceled any debts or claims, except, in each case, in the ordinary course of business; (5) sold, assigned, or transferred any trademark or trade name; (6) suffered any losses that would have a materially adverse effect on the business or financial condition of the Purchaser or waived any rights of substantial value; (7) suffered any loss, damage, or destruction to any of its properties due to fire or other casualty whether or not insured, which loss, damage, or destruction materially and adversely affects its business, properties or operations; (8) issued or sold or agreed to issue or sell any shares of its capital stock or any other securities or reclassified or agreed to reclassify its capital stock; (9) mortgaged, pledged, or subjected to lien, charge or other encumbrance any of its tangible or intangible assets, except the lien of current real and personal property taxes not yet due and payable or purchase money or similar liens incurred in the ordinary course of business; (10) made or agreed to make capital expenditures in excess of $25,000; (11) declared or paid a dividend or transferred property or loaned any money or agreed to loan money to any of its directors or officers; (12) amended its Articles of Incorporation or Bylaws;
(13) conducted its business otherwise than in its ordinary and usual manner; or
(14) become aware of any event, transaction, or circumstance which does or could materially adversely affect its condition (financial or otherwise), assets, liabilities, earnings, business, or operations.

     (s) Disclosure.  This Agreement does not contain any untrue statement of
         ----------
any material fact or omits to state any material fact required to be stated in order to make the statements contained in this Agreement not misleading. To the best knowledge of Purchaser, there is no fact which materially adversely affects, or in the future may (so far as Purchaser can now reasonably foresee) materially adversely affect, the business or prospects or condition (financial or otherwise) of the Purchaser or any of its properties or assets, which fact has not been disclosed in writing to Purchaser prior to the effective date of this Agreement.

     All representations and warranties of Purchaser contained in this Agreement shall be true as of the date of Closing. All of the above representations, warranties, and covenants survive the Closing of this transaction for the benefit of Purchaser.

     (t) Compliance with Funder Requests.  Purchaser acknowledges that the
         -------------------------------
Company, through Palmer and Erickson, is arranging financing for Ratsten's obligations under the Scita/Scitor Agreement, as may be amended and supplemented, in the approximate amount of $50 million to $100 million U.S. Dollars through Quoin Financial Corporation or other lenders/investors (collectively the "Lender"). Purchaser agrees to take all steps required by the Lender to obtain the funding, including, but not limited to: (1) changing the size or the composition of Purchaser's or the Company's board of directors to include directors desired by the Lender; (2) making such personnel changes as Lender desires in the Company or Purchaser subject to rights under existing employment agreements (3) permitting the Lender to acquire an equity interest in the Company or Purchaser; and (4) to execute all documents which the Purchaser's board after the share exchange deems necessary for the Lender and/or investor financing.

     (u) Addition of John Cox.  Purchaser and Purchaser's Directors shall, upon
         --------------------
recommendation of Ronald Erickson and Craig R. Palmer, make John Cox Vice President of Network Services for Purchaser at a salary of $150,000 per year, plus benefits of similar rank officers, contingent upon receipt of financing from Quoin Financial Corporation or other institutional lender.

7.   INDEMNIFICATION BY PURCHASER.
     ----------------------------

     Purchaser, its successors and assigns, shall indemnify, defend and hold Sellers harmless from any and all losses, claims, damages or liabilities suffered or incurred by Sellers as a result of:

     (a) The failure of any representation or warranty of Purchaser contained in this Agreement to be true and accurate when made on and as of the date of Closing;

     (b) The failure of Purchaser to comply with any obligations, agreements or covenants contained in this Agreement;

     (c) The conduct of the Company's business; and

     (d) Any accounts payable, liabilities, debts, taxes, leases or other obligations of the Company except for those exceeding $ 1,000 arising with respect to any period prior to Closing and which were not disclosed by Sellers or the Company prior to Closing.

     Purchaser, its successor or assigns, shall reimburse Sellers for any legal or other expense reasonably incurred by them in connection with any loss, claim, damage or liability indemnified hereby. This indemnification obligation will survive the Closing.

8.   CONDITIONS TO PURCHASER'S OBLIGATIONS.
     -------------------------------------

     The obligations of Purchaser under this Agreement are subject to satisfaction of each of the following conditions, unless waived in writing by Purchaser, at or prior to Closing:

     (a) Representations True; Compliance with Covenants.  The representations
         -----------------------------------------------
and warranties of Sellers contained in this Agreement shall be true in all material respects on and as of Closing with the same force and effect as though made on and as of said date. Sellers shall have performed and complied in all material respects with all covenants contained herein required to be performed or complied with by Sellers at or prior to Closing.

     (b) No Litigation.  There shall not be pending or threatened any claim,
         -------------
suit, action, proceeding, investigation or inquiry by any person, governmental body or authority or other entity seeking to restrain or prohibit this transaction, to obtain damages in connection with this Agreement, or any claim of any nature filed or commenced against the Company.

     (c) No Material Adverse Change. There shall have been no material adverse
         --------------------------
change in the Company or Ratsten, the business of the Company or the assets since the date of the last financial statement presented to Purchaser.

     (d) Additional Documents.  Sellers shall have delivered or caused to be
         --------------------
delivered to Purchaser all instruments and copies of instruments required to complete the Closing.

     (e) Approval of Directors and Shareholders.  The Directors and Shareholders
         --------------------------------------
of Purchaser have ratified, confirmed, and approved the execution of this Agreement and the execution of the other documents and consummation of the transactions which are provided for herein or which are required to consummate the transactions contemplated herein.

9.   CONDITIONS TO SELLERS' OBLIGATIONS.
     ----------------------------------

     The obligations of Sellers under this Agreement are subject to satisfaction of each of the following conditions, unless waived in writing by Sellers, at or prior to Closing:

     (a) Representations True; Compliance with Covenants.  The representations
         -----------------------------------------------
and warranties of Purchaser contained in this Agreement shall be true in' all material respects on and as of Closing with the same force and effect as though made on and as of said date. Purchaser shall have performed and complied in all material respects with all covenants contained herein required to be performed or complied with by Purchaser at or prior to Closing.

     (b) No Litigation.  There shall not be pending or threatened any claim,
         -------------
suit, action, proceeding, investigation or inquiry by any person, governmental body or authority or other entity seeking to restrain or prohibit this transaction, or to obtain damages in connection with this Agreement, nor any claim of any nature filed or commenced against the Purchaser.

     (c) No Material Adverse Change. There shall have been no material adverse
         --------------------------
change in the Purchaser, the business of the Purchaser or the assets of Purchaser since the date of the last Purchaser's financial statement presented to Sellers.

     (d) Additional Documents.  Purchaser shall have delivered or caused to be
         --------------------
delivered to Sellers all instruments and copies of instruments required to complete the Closing.

     (e) Approval of Directors and Shareholders.  The Directors and Shareholders
         --------------------------------------
of Purchaser have ratified, confirmed, and approved the execution of this Agreement and the execution of the other documents and consummation of the transactions which are provided for herein or which are required to consummate the transactions contemplated herein.

10.  TERMINATION AND REMEDIES.
     ------------------------

     (a) Termination.  This Agreement may be terminated at any time prior to
         -----------
Closing by mutual consent of all the parties hereto or unilaterally by Sellers and Purchaser if (1) any party has defaulted in a material respect in the performance of any covenant hereunder, (2) any representation or warranty made by any other party is untrue in any material respect, or (3) a condition precedent to the terminating party's obligation to close has not been satisfied by the Closing Date. Termination shall be effective on the date mutually agreed by the parties, or on the date of termination notice if terminated unilaterally.

     (b) Remedies. If a Seller refuses to close as provided herein, Purchaser,
         --------
in addition to any other remedies it may have, may enforce this Agreement by specific performance.

11.  MISCELLANEOUS
     -------------

     (a) Notice.  All notices and other communications required to be given by
         ------
the parties shall be in writing and sent to the respective parties at the following addresses:

     SELLERS:            Frank Kreatzman
                         ------------------------
                         2917 Pearl Street
                         ------------------------
                         Santa Monica, CA 90405
                         ------------------------

     WITH COPY TO:       John W. Hathaway, Esq.
                         Edwards, Sieh, Hathaway, Smith & Goodfriend, P.S.
                         701 - 5th Avenue, Suite 6501
                         Seattle, WA 98104

     PURCHASER:          GlobalTel Resources, Inc.
                         1520 Eastlake Ave. E., Suite 205
                         Seattle, WA 98102

     WITH COPY TO:       Daniel Gandara, Esq.
                         701 - 5th Avenue, Suite 3200
                         Seattle, WA 98104-7026

     (b) Washington Law.  This Agreement shall be construed in accordance with
         --------------
the laws of the State of Washington.

     (c) Expenses.  In any action brought to enforce this Agreement, or to seek
         --------
damages for breach thereof, the prevailing party shall be entitled to recover a reasonable attorney's fee (including a reasonable attorney's fee on any appeal thereof) and reasonable costs of litigation in addition to any other award or decree granted or given by the court.

     (c) Entire Agreement. This Agreement, together with the exhibits attached
         ----------------
hereto, supersedes all prior agreements of the parties, constitutes the entire agreement and understanding between the parties and may only be modified or amended by a subsequent written agreement executed by both parties.

     (e) Assignment.  No Seller, or Purchaser, may assign his or its rights or
         ----------
delegate his or its obligations hereunder without the prior written consent of the other party hereto, such consent not to be unreasonably withheld. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     (f) No Waiver.  No failure on the part of either party to exercise and no
         ---------
delay in exercising any rights hereunder shall operate as a waiver thereof; nor shall any waiver or acceptance of a partial, single or delayed performance of any term or condition of this Agreement operate as a continuing waiver or a waiver of any subsequent breach thereof.

     (g) Severability. If any provision of this Agreement is held to be illegal,
         ------------
invalid or unenforceable, such provision shall be fully severable and this Agreement shall be continued and enforced if such illegal, invalid or unenforceable provision were never a part hereof; and in lieu of such provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to make such provision legal, valid and enforceable.

     (h) Arbitration of Disputes. Any disputes arising under this Agreement that
         -----------------------
remains unresolved three months after it arose shall be determined by arbitration in Seattle, Washington before a single arbitrator of the Judicial Arbitration and Mediation Service, unless otherwise agreed by the parties to the dispute. If the parties cannot agree on the arbitrator, then either party may apply to have the arbitrator appointed by the King County Superior Court Presiding Judge. The then existing Washington and King County Civil Rules shall apply to such arbitration. Any party may invoke arbitration by mailing a written demand to the other parties, stating the matter in controversy. The decision of the arbitrator shall be binding on the parties and may be entered as a judgment in any court of competent Jurisdiction. The substantially prevailing party in any such dispute shall be entitled to an award of that party's actual attorney fees and costs relating to the dispute. The actual amount charged the party shall be presumed reasonable, which presumption may be rebutted by a specific showing of duplication, waste, or charges for collateral or unnecessary matters. Arbitration pursuant to this section is a condition precedent to any legal or equitable action.

     (i) Authority and Spousal Consent.  Each signatory on behalf of a
         -----------------------------
corporation or partnership warrants that he or she has authority to bind that entity to this Agreement. Each married signatory shall obtain the written consent of the signatory's spouse to this Agreement.

     DATED as of the date set forth above.

SELLERS:

LAURA STREET FAMILY L.P.                 NORTH WILLOW FAMILY L.P.

By:  LSLP, Inc., General Partner         By:  /s/ NORTH WILLOW CORPORATION
                                              ------------------------------
                                              General Partner

By:  /s/ CRAIG R. PALMER by              By:  /s/ RONALD P. ERICKSON
     RONALD P. ERICKSON ATTORNEY              ------------------------------
     IN FACT                                  RONALD P. ERICKSON
     --------------------------               Its PRESIDENT
                                                  ---------
     CRAIG R. PALMER

/s/ FRANK K. KRENTZMAN
-------------------------------          -----------------------------------
Frank Krentzman                          Spouse

/s/ GERMAN BURTSCHER                     /s/
-------------------------------          -----------------------------------
German Burtscher                         Spouse

/s/ PETER GUST                           /s/
-------------------------------          -----------------------------------
Peter Gust                               Spouse

/s/ DONALD KOVAKS                        /s/ CARAL M. KOVAKS
-------------------------------          -----------------------------------
Donald Kovaks                            Spouse

THE FOLLOWING PERSONS, AS TO
THEIR INDIVIDUAL UNDERTAKINGS
SET FORTH IN THIS AGREEMENT:

/s/ RONALD P. ERICKSON
-----------------------------------      -----------------------------------
Ronald P. Erickson, a Single Person      Spouse

/s/ GERMAN BURTSCHER                     /s/
-----------------------------------      -----------------------------------
German Burtscher                         Spouse

/s/ FRANK KRENTZMAN
-----------------------------------      -----------------------------------
Frank Krentzman                          Spouse

/s/ CRAIG R. PALMER by RONALD P.
    ERICKSON HIS ATTORNEY IN FACT
-----------------------------------
Craig R. Palmer


PURCHASER:

GLOBALTEL RESOURCES, INC., A
Washington Corporation


By: /s/ CURTIS LEW
    -------------------------

Its: VICE PRESIDENT
    -------------------------

                                   EXHIBIT A

                   CONTINUING OBLIGATIONS OF GFP GROUP, INC.

     1. The obligations between the Company's wholly owned subsidiary, Ratsten, and Scitor ITS under the Scitor Agreement. These obligations include, but are not limited to, installing switches in 1996 with a list price of $46,000,000 and during the period from 1997 through 2000, an additional $300,000,000 to $400,000,000 in switches must be installed. In addition, between December 14, 1995 and December 31, 1995, an estimated $32,000 must also be paid as set forth in Section 4(k) of the parties' agreement. A copy of the current roll-out list is attached.

     2. Acquisition and Management Agreement for GFP Group, Inc., Frank Krentzman and German Burtscher signed on October 10, 1995.

     3. Employment Agreement between GFP Group, Inc. and Ronald P. Erickson of September 23, 1995, as amended December 15, 1995, copy attached.

     4. Employment Agreement between GFP Group, Inc. and Craig R. Palmer of September 23, 1995, as amended December 15, 1995, copy attached.

     5. Employment Agreement between German Burtscher and GFP Group, Inc. dated October 20, 1995, copy attached .

     6. Employment Agreement between Frank Krentzman and GFP Group, Inc. dated October 20, 1995, copy attached.

     7. Obligations under the bridge loans from the following individuals to Ratsten International Telecommunications, Inc. or GFP Group, Inc, including the issuance of the shares shown to be converted at Closing to shares in Purchaser on a one-to-one basis:


                                                               NO. OF    STOCK
                                    AMOUNT                     OPTION    OPTION
         NOTE HOLDER                LOANED        DUE DATE     SHARES    COMPANY
--------------------------------------------------------------------------------

Michael Brownfield                 $50,000        01/17/96     20,284      GFP

William Gordon III                 $20,000        02/10/96      8,114      GFP
Michael Brownfield

David Kenyon                       $70,000        01/31/95     28,398      GFP

Wing Li                            $50,000        12/31/95     20,284      GFP

Robert Randolph                    $25,000        01/10/96     10,142      GFP
                                   $14,000         3/__/96      5,680

Daniel Robinson                    $16,000        01/31/96      6,491      GFP

Robert Staudacher                  $20,000        01/31/96      8,114      GFP
--------------------------------------------------------------------------------

     8. Any outstanding amounts to Mitchell Hymowitz under a consulting contract under which he is being paid on a per hour basis.

     9. Any outstanding amounts to John Cox under a consulting contract under which he is being paid on a per hour basis.

     10. Any amounts due Robert Staudacher for professional accounting services.

     11. Logo design contract with Ken Widmeyer in the approximate amount of $4,000 to $5,000, of which $900 has been paid.

     12. Unpaid salaries, expenses, and balances for Krentzman, Burtscher, Palmer, and Erickson for periods after December 16, 1995 on their employment agreements, plus $5,000 each to Krentzman and Burtscher for deferred signing bonus under the Acquisition and Management Agreement.

     13. Legal fees to Morse Taylor, counsel for Burtscher. Of the $7,000 amount due, approximately $3,000 has been paid.

     14. Continuing legal services for John W. Hathaway, and other attorneys at Edwards, Sieh, Hathaway, Smith, & Goodfriend, P.S. Nine thousand dollars has been paid and additional fees in connection with this transaction are being accrued.

     15. Approximately $5,000 for Ratsten obligations as shown on the Ratsten October 31, 1995 financial statements.

     16.  Sublease from Purchaser of space at 1520 Eastlake, Seattle,
Washington.

EMPLOYMENT AGREEMENT BETWEEN GFP GROUP, INC. AND RONALD P. ERICKSON OF SEP. 23, 1995

This Employment Agreement between GFP Group, Inc. ("GFP") and Ronald P. Erickson ("Employee") is dated and entered into as of the 23rd day of Sep., 1995, and amended on Dec. 15, 1995.

1. EMPLOYMENT. Subject to the terms and conditions of this Employment Agreement, GFP and Employee agree to contract for all of Erickson's time and efforts as an employee of GFP, performing such duties, tasks and responsibilities and exercise such powers as may be requested of Employee by the Company's Board of Directors.

2. SCOPE AND DUTIES. Employee will serve as a Chairman, President and Chief Executive Officer in the operation of GFP with respect to development, quality control, sale and operations of various products (fax, E-mail, voice messaging, Internet, EFTS, video, VPN, etc.), customers and vendors entailed in developing the business of GFP, as directed by the Board of Directors.

3. TERMS. Subject to this Agreement, the term of this Employment Agreement shall begin Sep. 23, 1995 and continue on a rolling three year term, renewing daily. The parties acknowledge the Corporation's intention to be acquired by GlobalTel Resources, Inc. ("GlobalTel" or "GTR") in a manner that will require that GlobalTel assume the Corporation's obligations pursuant to this Agreement, in which case GlobalTel will automatically assume GFP Group's rights and obligations and the term of this Agreement shall continue without requiring any action by either party, or GlobalTel. The Employee shall automatically become Chairman, President and CEO of GlobalTel as a condition of any acquisition of GFP by GlobalTel.

4. COMPENSATION. For all services rendered by the Employee under this Agreement, the Corporation shall compensate the Employee as determined by the Board of Directors.

     a.   Monthly Salary.  The Employee shall initially be compensated at a
     --------------------
salary level of $5,000/month following the attainment of working capital in excess of $200,000 (retroactive to inception) to increase to $10,000/month upon any acquisition of GFP by GlobalTel. Thereafter, the employee shall receive $30,000/month upon GFP's and/or GlobalTel's achievement of significant funding to adequately capitalize the business. Annual performance reviews shall establish merit raises in salary in relation to performance as measured against annual objectives and other responsibilities assigned the Employee. Notwithstanding the impact of such annual performance evaluation merit-raises, the Employee's compensation shall be not less than $40,000/month at the beginning of the second year of employment and not less than $50,000/month at the beginning of the third year of employment, establishing new base salary levels to which any merit raises shall be added, provided that continued employment has been satisfactory as determined by the Board.

     b.   Bonus.  The Employee shall participate in a key management incentive
     -----------
performance-based bonus plan approved by the Company's Board of Directors, providing an opportunity to achieve up to 100% of base salary in bonus, based upon the Company's review of Employee's contribution to its business, operations and financial success on an annual basis (paid each January, following calendar year-end, starting with calendar 1996).

     c.   Employee Benefits.  The Employee shall participate in the normal
     -----------------------
employee benefits provided the Senior Management Group, including health and dental group plans (employee contributory plan through preferred providers), group life insurance, group disability insurance, key man life insurance in an amount of not less than $3,000,000 (with $1,000,000 paid to the Employee's estate/beneficiaries), 401-k and such other benefits as may be provided by GFP and/or GTR in its normal course of business.

     d.   Expense Account.  The Employee shall participate in a bi-weekly
     ---------------------
accounting of reimbursable expenses, and shall in addition be provided with two corporate credit cards for business use (travel, entertainment and incidental business expenses only) by Dec. 31, 1995.

     e.   Stock Program.  The Employee shall be provided with his current equity
     -------------------
holdings in the new GFP Group, Inc., which upon sale of the Company to a third party ("New Co.", presumably GTR) shall equal not less than 270,000 shares of the New Co. (up to 10,000,000 shares authorized, up to 5,000,000 shares issued).

     f.   ISOP Participation.  The Employee shall be provided with participation
     ------------------------
in the Company's ISOP program (to be developed at GFP, and assumed by GTR upon any sale or acquisition by GTR) to be developed prior to Jan. 31, 1995. The level of participation in the ISOP shall be consistent with the senior level of the position, to be determined annually by the Compensation Committee of the Company. Notwithstanding such level to be determined by the Compensation Committee, the Employee shall receive the right to acquire not less than 150,000 shares of GTR, to be deemed fully vested as of the merger in terms of ability to exercise such ISOP shares. The cost per share shall be $1.10/share for exercise of such initial ISOP options, whether in GFP or GTR.

     g.  Stock Option Grants for Performance in Certain Affiliates.  In addition
     --------------------------------------------------------------
to the ISOP provisions specified in "f" above, the Employee shall have a right to additional ISOP equity ownership as determined by the Board in relation to performance in establishing the Company's ownership in various joint ventures, strategic alliances or affiliates contributing to the Company's successful roll-out, where the Employee had a direct or indirect role in introducing, negotiating or structuring such joint venture, strategic alliance or affiliate operation parties, even should any such successful partnering arrangements culminate substantially after the merger of the combined entities (sic.- GFP/GTR). At the time of this agreement's execution, a significant potential such joint venture, strategic alliance or affiliate operation known by the Employee relates to certain relationships introduced on behalf of GFP in Japan.

     h.   Corporate Car.  The Employee shall have the right to have the Company
     -------------------
make car lease/purchase payments for business use up to $850/month, such right starting 1/1/96.

     i.   Corporate Cellular Phone.  The Employee shall have the right to a
     ------------------------------
corporate cellular phone (or combination car/mobile phone) paid at the Company's expense, including equipment purchase, start-up and monthly fees and air time costs.

     j.   Corporate Office at Home.  The Employee shall have the right to be
     ------------------------------
reimbursed for the expense of maintaining a corporate office at home for after-hours work on behalf of the company, including payment for the home office telephone, fax, computer/printer (including purchase of an appropriate portable computer) and on-line services, as well as monthly rent of $1,000/month.

     k.   Vacations.  The Employee shall be entitled each calendar year to a
     ---------------
vacation consisting of four weeks, which may be increased by the Board of Directors, during which time the Employee's salary and benefits shall be paid in full. The Employee may carry over no more than two-weeks to the next calendar year (for a total of six weeks). The Employee shall take the vacation as such time or times as shall be appropriate for the Corporation. The Corporation shall pay the Employee for any vacation days lost.

5. BOARD OF DIRECTORS REPRESENTATION. For the term of employment, the Employee shall have the right to serve as Chairman of the Company's Board of Directors (to eventually be at least seven Directors), and shall have the right to suggest to the Board other outside Directors for the Company to consider as candidates for its Board. This right to Board representation shall survive any initial sale of the Company to GTR, with the right extending to New Co.'s Board.

6. OWNERSHIP OF WORKS CREATED BY EMPLOYEE. The Employee acknowledges that the Corporation shall have exclusive ownership of all inventions, technology and know-how that the Employee creates or modifies during the term of this Agreement and any subsequent agreement. The Corporation shall have the exclusive copyright rights in such works and related materials and shall be considered the author and owner of any such copyrightable work created by the Employee during the term of this Agreement, as authorship is defined in the Copyright Act, 17 U.S.C. (S) 102. All such work shall be considered "work made for hire" under 17 U.S.C. 201(b). To the extent that any such work does not qualify as a "work made for Hire" under applicable law, the Employee hereby irrevocably and exclusively assigns to the Corporation, its successors and assigns all right, title and interest in and to such work, including the right to copyright, patent, trade secret, and other proprietary rights protection. To the extent that any of the Employee's rights in such a work are not, or may not be, subject to assignment or transfer, or the Employee may have a right of avoidance as to any such assignment or transfer, the Employee hereby irrevocably and unconditionally waives enforcement of all such rights, including moral rights. The Employee acknowledges that the transfer, assignment and waiver of the foregoing rights and interests are complete and effective as of the date of this Agreement in consideration of the Corporation's employment of the Employee and execution of this Agreement and without regard to the time or circumstances under which the Agreement may be terminated. The Employee agrees to execute any assignments or other documents and take such other actions as may be necessary or desirable to assure or verify that ownership of the rights addressed in this section resides exclusively with the Corporation.

7. TERMINATION. This Agreement may be terminated by either party upon 30 days written notice, if for cause, and upon 180 days advance written notice, if without cause. The term "cause" means any material breach of the Employee's duty of loyalty to the Corporation; material failure to perform his Corporate duties for a period of 30 days on a consistent basis after written notice of such failure, regardless of the cause; any failure to carry out a lawful order of the Board, or for any fact of documented material corporate misconduct, fraud, or criminal malfeasance.

     Termination of this Agreement for cause shall automatically terminate for cause all other agreements between the Corporation or its subsidiary and the Employee. In the event of "for-cause" termination, the employee would forfeit any right to additional stock grants or ISOP awards not yet vested or exercised, or the payment of salary or benefits beyond the effective contract three year date, together with any continuing Board representation.

     The Company shall retain the right to terminate the Employee without cause, so long as the Company honors the balance of the compensation (cash, benefits, stock or other compensation elements specified in the Employee's contract) under the full term of this Agreement as provided for under this agreement. The scope and enforceability of this section shall be determined in accordance with Washington law.

     In the event that the Corporation establishes the Employee's breach or threatened breach of this section's provisions, the Corporation shall be entitled to any injunction restraining the Employee from disclosing any Proprietary Trade Secrets or Customer Confidences and/or restraining the Employee from rendering any services to any person, firm, corporation, association or other entity to whom any Proprietary Trade Secret or Customer Confidence, in whole or in part, either has been disclosed or is threatened to be disclosed.

     Nothing contained in this section shall be construed as prohibiting the Corporation from pursuing any other remedies available to the Corporation for breach or threatened breach of this provision, including the recovery of damages from the Employee, as well as reasonable attorneys fees and costs.

8. CHANGE OF CONTROL EVENT. Should the Company (or its successor GTR) undergo a change of control event, including acquisition of a 50% or larger controlling interest, sale of the Company (excluding an initial acquisition of GFP by GTR) or its principal assets, the Employee shall, as an obligation of the acquirer, have the right to receive an additional three years cash compensation and continuation of benefits beyond the stated contract period (including a bonus which represents the sum of the prior two years bonus, or an equivalent amount if less than two years of employment in service has been gained).

9. DISPUTES/ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or a breach hereof, shall be settled by binding arbitration under the Judicial Arbitration Management Services ("JAMS") conducted in accordance with the then existing Washington Civil Court rules and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The losing or substantially non-prevailing party shall pay the JAMS arbitration and private counsel attorney fees and reasonable costs to the winning or substantially prevailing party in the event of such arbitration.

10. ASSIGNMENT. This Agreement shall not be transferred or assigned whether voluntarily or by operation of law without the written consent of the other party, with the exception of an acquisition of the Company or its principal assets by GTR under any sale/purchase agreement, wherein the assignment of the contractual obligations to GTR becomes automatic.

11. WAIVER. No waiver of any of the provisions hereof shall be valid unless in writing, signed by the party against whom such claim or waiver is sought be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

12. NON-COMPETITION. Employee agrees not to compete with the Company (or its successor, following its acquisition by GTR) for a period of two years from the date of termination in the same or similar business, including the attempt to develop other telecom business from SCITOR/SITA, should the employee be terminated for cause.

     Such non-competition covenant shall include a restriction on the Employee as of the termination date preventing the Employee from: soliciting business from any customer of the Company of a similar type; or soliciting business from any customer of management-level employees of the Company to leave the Corporation's employment or hire any management employee of the Company. Should the employee be terminated not for cause or leave employment voluntarily, this non-competition covenant shall survive for twelve months from the date of termination, with the ability of the Employee to conduct any business with customers of the Company based upon a written request approved in writing by the Board of Directors detailing how the business arrangement does not conflict with the Company's business. The Company shall be entitled to an injunction restraining the Employee from any action which represents a breach or threatened breach of this provision. Nothing in this section shall be construed as prohibiting the Corporation from pursuing any other available remedies for the breach or threatened breach, including the recovery of damages from the Employee, as well as reasonable attorneys fees and costs.

13. AMENDMENT. No modification of any of the provisions hereof shall be binding upon either Employee or Company, unless in writing, signed by the party against whom such modification is sought to be enforced. Amendments upon merger with GTR shall not be binding unless agreed to in writing by the Employee.

14. APPLICABLE LAW. This agreement shall be governed by the laws of the State of Washington.

15. NOTICE. Any notice required or desired to be given under this Agreement shall be sufficient if in writing and sent by certified mail, return receipt requested, to the Employee's residence or to the principal office of the Corporation, as the case may be.

16. COMPLETE AGREEMENT. The parties understand and agree that this Agreement fully sets forth their entire agreement concerning terms and conditions of the employment agreement between them.

     IN WITNESS WHEREOF, the parties have agreed to the content of this Agreement, and have executed and entered into this Agreement on the date set forth above.

     EMPLOYEE:                /s/ Ronald P. Erickson
                              ----------------------
                              Ronald P. Erickson


     GFP GROUP, INC.     By   /s/
                              ---------------------

                         Its  /s/ EVP
                              ---------------------

     Witnessed:               /s/ Michael Brownfield
                              ----------------------
                              Michael Brownfield

EMPLOYMENT AGREEMENT BETWEEN GFP GROUP, INC. AND CRAIG R. PALMER OF SEP. 23,
1995

This Employment Agreement between GFP Group, Inc. ("GFP") and Craig R. Palmer ("Employee") is dated and entered into as of the 23rd day of Sep., 1995 and amended on Dec. 15, 1995.

1. EMPLOYMENT. Subject to the terms and conditions of this Employment Agreement, GFP and Employee agree to contract for all of Palmer's time and efforts as an employee of GFP, performing such duties, tasks and responsibilities and exercise such powers as may be requested of Employee by the Company's Chairman/CEO, except that Employee shall have up to six months to conclude his normal business activities in process at the time of this Agreement (National Xpress and Heartsmart).

2. SCOPE AND DUTIES. Employee will serve as a "Executive Vice President," with special emphasis upon Strategic Planning/Relationships, Corporate Finance and Acquisitions in the operation of GFP with respect to development, quality control, sale and operations of various products (fax, E-mail, voice messaging, Internet, EFTS, video, VPN, etc.), customers and vendors entailed in developing the business of GFP, as directed by the CEO.

3. TERM. Subject to this Agreement, the term of this Employment Agreement shall begin Sep. 23, 1995 and continue on a rolling three year terms, renewing daily. The parties acknowledge the Corporation's intention to be acquired by GlobalTel Resources, Inc. ("GlobalTel" or "GTR") in a manner that will require that GlobalTel assume the Corporation's obligations pursuant to this Agreement, in which case GlobalTel will automatically assume GFP Group's rights and obligations and the term of this Agreement shall continue without requiring any action by either party, or GlobalTel. The Employee shall automatically become EVP of GlobalTel with the same scope of duties as a condition of any acquisition of GFP by GlobalTel.

4. COMPENSATION. For all services rendered by the Employee under this Agreement, the Corporation shall compensate the Employee as determined by the Board of Directors.

          a.  Monthly Salary.  The Employee shall initially be compensated at a
              --------------
salary level of $5,000/month following the attainment of working capital in excess of $200,000 (retroactive to inception), to increase to $7,500/month upon any acquisition of GFP by GlobalTel. Thereafter, the employee shall receive $25,000/month upon GFP's and/or GlobalTel's achievement of significant funding to adequately capitalize the business. Annual performance reviews shall establish merit raises in salary in relation to performance as measured against annual objectives and other responsibilities assigned the Employee. Notwithstanding the impact of such annual performance evaluation merit-raises, the Employee's compensation shall be not less than $35,000/month at the beginning of the second year of employment and not less than $45,000/month at the beginning of the third year of employment, establishing new base salary levels to which any merit raises shall be added, provided that continued employment has been satisfactory as determined by the CEO.

          b.  Bonus.  The Employee shall participate in a key management
              -----
incentive performance-based bonus plan approved by the Company's Board of Directors, providing an opportunity to achieve up to 100% of base salary in bonus, based upon the Company's review of Employee's contribution to its business, operations and financial success on an annual basis (paid each January, following calendar year-end, starting with calendar 1996). Assuming successful institutional funding of the Company (either GFP and/or GTR, once it has acquired GFP).

          c.  Employee Benefits.  The Employee shall participate in the normal
              -----------------
employee benefits provided by the Senior Management Group, including health and dental group plans (employee contributory plan through preferred providers), group life insurance, group disability insurance, key man life insurance in an amount of not less than $2,000,000 (with $750,000 paid to the Employee's estate/beneficiaries), 401-K and such other benefits as may be provided by GFP and/or GTR in its normal course of business.

          d.  Expense Account.  The Employee shall participate in a bi-weekly
              ---------------
accounting of reimbursable expenses, and shall in addition be provided with two corporate credit cards for business use (travel, entertainment and incidental business expenses only) by Dec. 31, 1995.

          e.  Stock Program.  The Employee shall be provided with his current
              -------------
equity holdings in the new GFP Group, Inc., which upon sale of the Company to a third party ("New Co.," presumable GTR) shall equal not less than 270,000 shares of the New Co. (up to 10,000,000 shares authorized, up to 5,000,000 shares issued).

          f.  ISOP participation.  The Employee shall be provided with
              ------------------
participation in the Company's ISOP program (to be developed at GFP, and assumed by GTR upon any sale or acquisition by GTR) to be developed prior to Jan. 31, 1995. The level of participation in the ISOP shall be consistent with the senior level of the position, to be determined annually by the Compensation Committee of the Company. Notwithstanding such level to be determined by the Compensation Committee, the Employee shall receive the right to acquire not less than 150,000 shares of GTR, to be deemed fully vested as of the merger in terms of ability to exercise such ISOP shares. The cost per share shall be $1.10/share for exercise of initial ISOP options, whether in GFP or GTR.

          g.  Stock Option Grants for Performance in Certain Affiliates.  In
              ---------------------------------------------------------
addition to the ISOP provisions specified in 'f' above, the Employee shall have a right to additional ISOP equity ownership as determined by the Board in relation to performance in establishing the Company's ownership in various joint ventures, strategic alliances or affiliates contributing to the Company's successful roll-out, where the Employee had a direct or indirect role in introducing or bringing to the table or structuring such joint venture, even should any such successful partnering arrangements culminate substantially after the merger of the combined entities (sic.-GFP/GTR). At the time of this agreement's execution, a significant potential such joint venture, strategic alliance or affiliate operation known by the Employee relates to certain relationships promulgated on behalf of GFP in Japan.

          h.  Corporate car.  The Employee shall have the right to have the
              -------------
Company make car lease/purchase payments for business use up to $850/month, such right starting 1/1/96.

          i.  Corporate cellular phone.  The Employee shall have the right to a
              ------------------------
corporate cellular phone (or combination car/mobile phone) paid at the Company's expense, including equipment purchase, start-up and monthly fees and air time costs.

          j.  Corporate Office at home.  The Employee shall have the right to be
              ------------------------
reimbursed for the expense of maintaining a corporate office at home for after-hours work on behalf of the company, including payment for the home office telephone, fax, computer/printer (including purchase of an appropriate portable computer) and on-line service, as well as monthly rent of $1,000/month.

          k.  Vacations.  The Employee shall be entitled each calendar year to a
              ---------
vacation consisting of four weeks, which may be increased by the Board of Directors, during which time the Employee's salary and benefits shall be paid in full. The Employee may carry over no more than two weeks to the next calendar year (for a total of six weeks). The Employee shall take the vacation at such time or times as shall be appropriate for the Corporation. The Corporation shall pay the Employee for any vacation days lost.

5. BOARD OF DIRECTORS REPRESENTATION. For the term of employment, the Employee shall have the right to serve as a Director on the Company's Board of Directors (to eventually be at least seven Directors). This right to Board representation shall survive any initial sale of the Company to GTR, with the right extending to GTR's Board.

6. OWNERSHIP OF WORKS CREATED BY EMPLOYEE. The Employee acknowledges that the Corporation shall have exclusive ownership of all inventions, technology and know-how that the Employee creates or modifies during the term of this Agreement and any subsequent agreement. The Corporation shall have the exclusive copyright rights in such works and related materials and shall be considered the author and owner of any such copyrightable work created by the Employee during the term of this Agreement, as authorship is defined in the Copyright Act, 17 U.S.C. (S)
102. All such work shall be considered "work made for hire" under 17 U.S.C. (S) 201(b). To the extent that any such work does not qualify as a "work made for Hire" under applicable law, the Employee hereby irrevocably and unconditionally waives enforcement of all such rights, including moral rights. The Employee acknowledges that the transfer, assignment and waiver of the foregoing rights and interests are complete and effective as of the date of this Agreement in consideration of the Corporation's employment of the Employee and execution of this Agreement and without regard to the time or circumstances under which the Agreement may be terminated. The Employee agrees to execute any assignments or other documents and take such other actions as may be necessary or desirable to assure or verify that ownership of the rights addressed in this section resides exclusively with the Corporation.

7. TERMINATION. This Agreement may be terminated by either party upon 30 days written notice, if for cause, and upon 180 days advance written notice, if without cause. The term "cause" means any material breach of the Employee's duty of loyalty to the Corporation; material failure to perform his corporate duties for a period of 30 days on a consistent basis after written notice of such failure, regardless of the cause; any failure to carry out a lawful order of the CEO, or for any fact of documented material corporate misconduct, fraud, or criminal malfeasance. Termination of this Agreement for cause shall automatically terminate for cause all other agreements between the Corporation or its subsidiary and the Employee. In the event of "for-cause" termination, the employee would forfeit any right to additional stock grants or ISOP stock awards not yet vested or exercised, or the payment of salary or benefits beyond the effective contract three year date, together with any continuing Board representation.

          The Company shall retain the right to terminate the Employee without cause, so long as the Company honors the balance of the compensation (cash, benefits, stock or other compensation elements specified in the Employee's contract) under the full term of this Agreement as provided for under this agreement. The scope and enforceability of this section shall be determined in accordance with Washington law.

          In the event that the Corporation establishes the Employee's breach or threatened breach of this section's provisions, the Corporation shall be entitled to an injunction restraining the Employee for disclosing any Proprietary Trade Secrets or Customer Confidences and/or restraining the Employee from rendering any services to any person, firm, corporation, association or other entity to whom any Proprietary Trade Secret or Customer Confidence, in whole or in part, either has been disclosed or is threatened to be disclosed.

          Nothing contained in this section shall be construed as prohibiting the Corporation from pursuing any other remedies available to the Corporation for breach or threatened breach of this provision, including the recovery of damages from the Employee, as well as reasonable attorneys fees and costs.

8. CHANGE OF CONTROL EVENT. Should the Company (or its successor GTR) undergo a change of control event, including acquisition of a 50% or larger controlling interest, sale of the Company (excluding an initial acquisition by GTR) or its principal assets, the Employee shall, as an obligation of the acquirer, have the right to receive an additional three years cash compensation and benefits beyond the stated contract period (including a bonus which represents the sum of the prior two years bonus, or an equivalent amount if less than two years of employment in service has been gained).

9. DISPUTES/ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or a breach hereof, shall be settled by binding arbitration under the Judicial Arbitration Management Service ("JAMS") conducted in accordance with the then existing Washington Civil Court rules and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The losing or substantially non-prevailing party shall pay the JAMS arbitration and private counsel attorney fees and reasonable costs to the winning or substantially prevailing party in the event of such arbitration.

10. ASSIGNMENT. This Agreement shall not be transferred or assigned whether voluntarily or by operation of law without the written consent of the other party, with the exception of an acquisition of the Company or its principal assets by GTR under any sale/purchase agreement, wherein the assignment of the contractual obligations to GTR becomes automatic.

11. WAIVER. No waiver of any of the provisions hereof shall be valid unless in writing, signed by the party against whom such claim or waiver is sought to be enforced, nor shall failure to enforce any right hereunder constitute a continuing waiver of the same or a waiver of any other right hereunder.

12. NON-COMPETITION. Employee agrees not to compete with the Company (or its successor, following its acquisition by GTR) for a period of two years from the date of termination in the same or similar business, including the attempt to develop other telecom business from SCITOR/SITA, should the employee be terminated for cause. Such non-competition covenant shall include a restriction on the Employee as of the termination date preventing the Employee from: soliciting business from any customer of the Company of a similar type; or soliciting, recruiting or attempting to induce any management-level employees of the Company to leave the Corporation's employment or hire any management employee of the Company.

          Should the employee be terminated not for cause or leave employment voluntarily, this non-competition covenant shall survive for twelve months from the date of termination, with the ability of the Employee to conduct any business with customers of the Company based upon a written request approved in writing by the Board of Directors detailing how the business arrangement does not conflict with the Company's business.

          The Company shall be entitled to an injunction restraining the Employee from any action which represents a breach or a threatened breach of this provision. Nothing in this section shall be construed as prohibiting the Corporation from pursuing any other available remedies for the breach or threatened breach, including the recovery of damages from the Employee, as well as reasonable attorneys fees and costs.

13. AMENDMENT. No modification of any of the provisions hereof shall be binding upon either Employee or Company, unless in writing, signed by the party against whom such modification is sought to be enforced. Amendments upon merger with GTR shall not be binding unless agreed to in writing by the Employee.

14. APPLICABLE LAW. This agreement shall be governed by the laws of the State of Washington.

15. NOTICE. Any notice required or desired to be given under this Agreement shall be sufficient if in writing and sent by certified mail, return receipt requested, to the Employee's residence or to the principal office of the Corporation, as the case may be.

16. COMPLETE AGREEMENT. The parties understand and agree that this Agreement fully sets forth their entire agreement concerning terms and conditions of the employment agreement between them.

          IN WITNESS WHEREOF, the parties have agreed to the content of this Agreement, and have executed and entered into this Agreement on the date set forth above.

             EMPLOYEE:                      /s/ Craig R. Palmer
                                            -----------------------
                                            Craig R. Palmer

             GFP GROUP, INC.            by  /s/ Ronald P. Erickson
                                            -----------------------
                                            Ronald P. Erickson

                                       Its  /s/ CEO
                                            -----------------------

             Witnessed:                     /s/ Michael Brownfield
                                            -----------------------
                                            Michael Brownfield

                             EMPLOYMENT AGREEMENT

          Effective as of the 10th day of October, 1995, GERMAN BURTSCHER (the "Employee") and GFP GROUP, INC., a Washington corporation (the "Corporation"), in consideration of the mutual covenants and conditions contained in this Agreement, agree as follows:

          1.  Employment.  The Corporation hereby employs the Employee and the
              ----------
Employee hereby accepts employment upon the terms and conditions set forth in this Agreement.

          2.  Term.  The term of this Agreement shall begin on the effective
              ----
date set forth above and shall continue on a rolling three year term, renewing daily. The parties acknowledge the Corporation's intention to be acquired by GlobalTel Resources, Inc. ("GlobalTel") in a manner that will require that GlobalTel assume the Corporation's obligations pursuant to this Agreement, in which case GlobalTel will automatically assume GFP Group's rights and obligations and the term of this Agreement shall continue without requiring any action by either party, or GlobalTel.

          3.  Compensation.  For all services rendered by the Employee. under
              ------------
this Agreement, the Corporation shall compensate the Employee as determined by the Board of Directors. The Employee shall receive a one-time payment of $10,000, half on execution of this Agreement and half on completion of GlobalTel's Acquisition of GFP Group. Starting compensation of $5,000 per month. Compensation still be increased to $10,000 per month on the earlier of March 1, 1996 or receipt of significant institutional funding for operations. Compensation shall be increased to a minimum of $12,500 per month at the beginning of the second year of employment and to $15,000 per month at the beginning of the third year of employment. The Corporation and the Employee contemplate significant increases in salary and benefits if target goals for corporate financing and expansion are met. Employee shall receive increases in compensation equal to any increases in the compensation of the Corporation's other comparable officers, currently Curtis Lew and Alan Chin. Compensation may also be increased in the discretion of the Board of Directors and additional bonuses may be paid to the Employee at the discretion of the Board of Directors.

          4.  Duties.  The Corporation employs the Employee as Vice President to
              ------
perform work in connection with marketing, sales, network operations or such other projects or products that are being undertaken by the Corporation, as directed by the President of the Corporation. The Employee shall also continue duties as an officer of the Corporation's GFP Group subsidiary, including administration of the SITA/SCITOR Agreement. The employee shall report directly to the Chief Executive Officer of the Corporation. Any duties of the Employee as a director or an officer of the Corporation shall be without further compensation.

          5.  Extent of Service.  The Employee shall devote his or her time,
              -----------------
attention and energies to the Corporation's business on a full time basis, unless a different basis is provided in an addendum to this Agreement, and shall not become involved in any other business activity that would in any way detract from, limit, or impair the Employee's performance of his work for the Corporation or may adversely impact the Corporation's business interests, whether or not such outside business activity is pursued for gain, profit, or other pecuniary advantage. The Employee must request written consent of the Corporation's Board of Directors to engage in any such outside business activity which writing shall specify the outside business activity in detail, and shall be attached to this Agreement. As to any request for consent, the Board of Directors shall not unreasonably withhold consent, taking into account the nature of the outside business activity, its relationship to the Corporation's business, the relative time that the Employee would be required to devote to the Corporation's business and to the outside business activity, and whether the effect on the Employee's work performance would have an adverse impact on the Corporation's business. The Corporation has no obligation to consent to an outside business activity that, in its sole opinion, could adversely impact conduct of the Corporation's business. The Corporation may condition consent upon a reasonable compensation adjustment reflecting the impact on the Corporation. The Corporation acknowledges that the Employee operated a consulting business prior to becoming an employee and agrees that the Employee may continue to service existing customers described in Exhibit A for a transition period of six months. The Employee represents that time devoted to such consulting work shall not prevent him from working full time for the Corporation and that such work shall not be in competition with any service or product of the Corporation. The Employee may invest the Employee's assets without restriction so long as the investment does not require the Employee to devote his or her services to operation of the companies in which the investments are made and so long as the subject of the investment is not inconsistent with the Corporation's business interests.

          6.  Ownership Of Works Created By Employee.  The Employee acknowledges
              --------------------------------------
that the Corporation shall have exclusive ownership of all inventions, technology, and know-how that the Employee creates or modifies during the term of this Agreement and any precious agreement. The Corporation shall have the exclusive copyright rights in such works and related materials and shall be considered the author and owner of any such copyrightable work created by the Employee during the term of this Agreement, as authorship is defined in the Copyright Act, 17 U.S.C. (S) 102. All such work shall be considered "work made for hire" under 17 U.S.C. (S) 201(b). To the extent that any such work does not qualify as a "work made for hire" under applicable law, the Employee hereby irrevocably and exclusively assigns to the Corporation, its successors and assigns all right, title and interest in and to such work, including the right to copyright, patent, trade secret, and other proprietary rights protection. To the e extent that any of the Employee's rights in such work are not, or may not be, subject to assignment or transfer, or the Employee may have a right of avoidance as to any such assignment or transfer, the Employee hereby irrevocably and unconditionally waives enforcement of all such rights, including moral rights. The Employee acknowledges that the transfer, assignment, and waiver of the foregoing rights and interests are complete and effective as of the date of this Agreement in consideration of the Corporation's employment of the Employee and execution of this Agreement and without regard to the time or circumstances under which the Agreement may be terminated. The Employee agrees to execute any assignments or other documents and take such other actions as may be necessary or desirable to assure or verify that ownership of the rights addressed in this section resides exclusively with the Corporation.

          7.  Ownership Of Unrelated Works.  The Corporation's ownership of
              -----------------------------
works created by the Employee during the term of this Agreement shall not apply to Unrelated Works, which is defined as a work that is not created through the use of any of the Corporation's equipment, supplies, facilities, or trade secret information, which was developed entirely on the Employee's own time and which does not relate directly to the Corporation's business or the Corporation's actual or demonstrably anticipated research or development at the time the software is created and does not result from any work performed by the Employee for the Corporation. The Employee's development of Unrelated Works shall not limit the Corporation's business or prohibit the Corporation from developing similar or related works. Should all or part of the Employee's Unrelated Work be incorporated into the Corporation's inventions or other works, the Corporation shall have a royalty-free license to copy, use, and sell such. works without restriction, unless the Employee and the Corporation have executed a written agreement providing otherwise in advance of such incorporation, or the Employee establishes that the Corporation wrongfully obtained the Unrelated Works through no fault of the Employee.

          8.  Fringe Benefits.  The relationship between the Corporation and the
              ----------------
Employee is that of an employer and employee. The parties acknowledge that the nature of the Employee's work requires substantial technological expertise and the consistent exercise of substantial discretion and judgment. The Employee is a professional, salaried, full-time employee who shall be entitled to participate in the Senior Management Benefit Package "Senior Management Benefit Package" means the retirement, ISOP, bonus expense allowance, profit sharing, vacation, and similar plans adopted by the Corporate for the President and Vice-Presidents having the same full-time status and length of service as the Employee. The Corporation anticipates having the package in place within six months after execution of this Agreement.

          9.  Income From Services; Accounting And Disclosure Of Income And.
              --------------------------------------------------------------
Unrelated Software.  Income generated by the Employee from the creation,
------------------
maintenance, or modification, use, license, sale, or any other transfer of Unrelated Works, and from outside business activities permitted by this Agreement shall belong to the Employee. While employed by the Corporation and for three years thereafter, the Employee agrees upon request of the Corporation to render a true account of all transactions concerning Unrelated Works and/or outside business activities should the Corporation receive information reasonably suggesting that the such Works or outside business activity violates the terms of this Agreement. The Corporation shall require that those employees and agents of the Corporation having access to this Information shall keep confidential all information disclosed pursuant to this section and the Corporation shall limit access to such information to the members of the Board of Directors and the management-level employee conducting the accounts.

          10.  Working Facilities.  The Corporation will furnish the Employee
               ------------------
with working space, hardware, technical and secretarial assistance, and other facilities and services suitable to the Employee's position and adequate for the performance of the

Employee's duties. Any automobile allowance or payment of relocation expenses shall be as provided in the Senior Management Benefit Package. The Employee shall work at the Corporation's Seattle, Washington office. The Corporation shall pay reasonable travel and lodging expenses that the Employee incurs commuting from San Antonio, Texas to Seattle, Washington, until the Employee is able to relocate to Seattle, Washington, not to exceed 180 days from the effective date of this Agreement.

          11.  Expenses.  The Corporation shall pay for or reimburse the
               --------
Employee for travel, lodging, and all reasonable and necessary expenses for the promotion of the business of the Corporation, including expenses for entertainment, dues, and other expenses that the Employee reasonably and necessarily incurs in the performance of the duties for the Corporation covered by this Agreement.

          12.  Vacations.  The Employee shall be entitled each calendar year to
               ---------
a vacation consisting of two two-week periods, which may be increased by the Corporation's business and subject to any policies adopted prospectively by the Board of Directors, during which time the Employee's salary shall be paid in full. The Employee may carry over no more than one two-week period to the next calendar year (for a total of six weeks). The Employee shall take the vacation at such time or times as shall be approved by the Corporation. Vacation time may not be accrued from year to year without the advance written consent of the Corporation, but the Corporation shall pay the Employee for any vacation days lost.

          13.  Leave Of Absence.  Leaves of absence with full payment of salary
               ----------------
may be granted to the Employee for attendance at professional conventions, seminars, and other professional or business activities approved by the Corporation. All expenses reasonably and necessarily incurred by the employee in these activities shall be paid for or reimbursed by the Corporation. The Corporation may from time to time approve leaves of absence with full or partial payment, of salary and other expenses for other reasons in its sole discretion.

          14.  Termination.  This Agreement may be terminated by either party
               -----------
upon 3O days written notice, if for cause, and upon 60 days advance written notice, if without cause. The term "cause" means any material breach of the employee's duty of loyalty to the Corporation; material failure to perform his corporate duties for a period of 30 days on a consistent basis after written notice of such failure, regardless of the cause; any act of criminal fraud, whether or not involving the Corporation; or any material breach of the terms of this Agreement, the Acquisition and Management Agreement, Shareholder Agreement, or any other written agreement between the Employee and the Corporation or its subsidiary, GFP Group, Inc. Termination of this Agreement for cause shall automatically terminate for cause all other agreements between the Corporation or its subsidiary and the Employee. In the case of termination for cause, unless the Employee contests the grounds stated in the notice and demands arbitration, all rights of the Employee under such agreements and all rights under this Agreement, including salary, benefits, and Board representation shall automatically be extinguished as of the terminate date stated in the notice and the Employee's stock, including vested options, shall be redeemed by the Corporation at 75 per cent of the value calculated pursuant to the method stated in the shareholder agreement, so long as the Corporation's stock is not then publicly traded, in which case there shall be no redemption. If the Employee demands arbitration of the termination grounds, the parties will immediately proceed to arbitration and all compensation, benefits, and stock voting rights of the Employee shall be suspended pending the decision of the arbitrator, which shall take place within six months from the commencement of arbitration unless delay is caused by the Employee. If the Corporation terminates this Agreement without cause, the Corporation shall be obligated to continue to provide the Employee with the full salary and compensation benefits required by this Agreement until the expiration of the rolling three-year term. Unless the Corporation's stock is then publicly traded, the Corporation shall redeem the Employee's stock, including vested options, at market value determined by the method stated in the Shareholder Agreement. All stock acquisition rights shall cease as of the termination date stated in the written notice of termination, whether the stock is publicly traded or not. Unless otherwise agreed, the redemption amount shall be paid as follows: in 12 equal monthly installments if the amount is less than $500,000; in 24 equal monthly installments if the redemption amount is between $500,000 and $1,000,000; and in equal quarterly installments over a five-year period if the redemption amount is $1,000,000 or more. Each installment shall include interest on the declining balance at 6% per annum, compounded monthly.

          15.  Conflict of Interest.  Except as provided in Section 5 above, the
               --------------------
Employee warrants and represents that: (1) the Employee has no conflict of interest in performing the duties for which the Corporation is hiring the Employee; (2) that the Employee is not under any legal disability regarding these duties and is not prohibited by any employment agreement or covenant not to compete from performing these duties; (3) that the work the Employee is performing and will perform for the Corporation does not to the knowledge of the Employee, breach any contract,. or infringe upon any existing patent or copyright or contain any proprietary information or trade secrets of any former employer or other person or entity.

          16.  Proprietary Information.  The Employee acknowledges that the list
               -----------------------
of the Corporation's contracts, suppliers, customers, material information on the business of those customers, and the Corporation's telecommunication technology, work in progress, know-how, techniques, and current and anticipated research and development activities, as well as the related printed and tangible materials, as these may exist from time to time, constitute Proprietary Trade Secrets of the Corporation that are valuable, special and unique assets of the Corporation's business and which the Corporation takes reasonable steps to safeguard from disclosure to persons that do not owe a duty of confidentiality to the Corporation. The Employee also acknowledges that conducting the Employee's duties for Corporation's business may require that the Employee come into contact with information belonging to the Corporation's customers which information is disclosed to the Employee pursuant to the Corporation's agreement to keep the information confidential ("Customer Confidences"). The employee will not, during or after the term of employment, disclose any Proprietary Trade Secrets or Customer Confidences, directly or indirectly, in whole or in part, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. Nor shall the Employee include any know-how, or techniques that constitute Proprietary Trade Secrets of the Corporation or Customer

Confidences in any invention or work unless it is owned by the Corporation. Information shall cease being Proprietary Trade Secrets or Customer Confidences if the Corporation or the Customer has permitted the information to enter the public domain without any involvement of the Employee. The scope and enforceability of this section shall be determined in accordance with Washington law. In the event that the Corporation establishes the Employee's breach or threatened breach of this section's provisions, the Corporation shall be entitled to an injunction restraining the Employee from disclosing any Proprietary Trade Secrets or Customer Confidences and/or restraining the Employee from rendering any services to any person, firm, corporation, association or other entity to whom any Proprietary Trade Secret or Customer Confidence, in whole or in part, either has been disclosed or is threatened to be disclosed. Nothing contained in this section shall be construed as prohibiting the Corporation from pursuing any other remedies available to the Corporation for breach or threatened breach of this provision, including the recovery of damages from the Employee, as well as reasonable attorneys fees and costs.

          17.  Restrictive Covenant.  During the term of this Agreement and for
               --------------------
a period of 12 months after termination or expiration of this Agreement, the Employee will not (a) directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with any business that derives income from providing the same or similar services or products as those of the Corporation, or is in competition with any business that the Corporation is conducting or demonstrably anticipated conducting as of the Employee's termination date; (b) solicit business or perform work for any customer of the Corporation, which work is similar to the type of work performed by the Corporation for its customers, regardless of whether the Employee would be performing the work on his or her own behalf or on behalf of some other business; (c) solicit, recruit, or attempt to induce any employee to leave the Corporation's employment or hire any employee whose employment with the Corporation was terminated less than six months before the date of hire. If, at any time during the term of this Agreement, the Employee's outside business activity or Unrelated Work business conflicts with or competes with the Corporation's then existing business, the Employee agrees either to merge the competing or conflicting part of the outside business into the Corporation for its fair market value on mutually agreed terms, permit the Corporation to acquire the competing or conflicting portion of the employee's business for its fair market value on mutually agreed terms, or terminate employment with the Corporation. After termination of this Agreement for any reason, the Employee-may request written consent from the Corporation's Board of Directors to permit the Employee to become associated with a competitor prior to expiration of the 12-month period stated above. The Board of Directors shall not unreasonably withhold consent and shall base any denial of consent upon its determination that the former Employee's requested business activity would significantly impair the Corporation's operations, market position, proposals in progress, or relationship with existing customer(s). In the event that the Corporation establishes the Employee's actual or threatened breach of this section's provisions, the Corporation shall be entitled to an injunction restraining the Employee from the action or threatened action. Nothing in this section shall be construed as prohibiting the Corporation from pursuing any other available remedies for the breach or threatened breach, including the recovery of damages from the Employee, as well as reasonable attorneys fees and costs.

          18.  Arbitration.  Any controversy or claim arising out of, or
               -----------
relating to, the meaning or enforceability of any provision of this Agreement, the terms of employment, the work performed by the Employee, or ownership of any product or right created during or after the terms of this Agreement, shall be settled by binding arbitration before a single arbitrator of the Judicial Arbitration and Mediation Service in the city of Seattle, Washington, or as agreed-upon by the parties or selected by the King County Presiding Judge. The arbitration shall be conducted in accordance with the then existing Washington Civil Court Rules and judgment upon the award shall be rendered within six months of commencement of arbitration, if practicable, and shall be final and enforceable in any court of competent jurisdiction.

          19.  Attorneys Fees.  In the event of any dispute arising out of this
               --------------
Agreement or the employment relationship, the substantially prevailing party in such dispute shall be entitled, in addition to any other relief, to an award of attorneys fees and actual costs, including expert fees and arbitration fees.
The award shall include fees and costs incurred before any proceeding or arbitration is commenced. If a proceeding is commenced and neither party wholly prevails, the party receiving substantially greater relief shall be considered the prevailing party as to all fees and costs relating to the dispute. The actual attorneys fees and costs incurred by the substantially prevailing- party shall be presumptively reasonable, which presumption is rebuttable.

          20.  Notices.  Any notice required or desired to be given under this
               -------
Agreement shall be sufficient if in writing and sent by certified mail, return receipt requested, to the Employee's residence or to the principal office of the Corporation, as the case may be.

          21.  Waiver of Breach.  The waiver by either the Corporation or the
               ----------------
Employee of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Corporation or the Employee.

          22.  Assignment. Sale or Merger.  The Employee acknowledges that the
               --------------------------
services to be rendered by him or her are unique and personal. Accordingly, the Employee may not assign any of his or her rights or delegate any of his or her duties or obligations under this Agreement. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Corporation. The parties contemplate and intend that this Agreement shall be assumed without material change by GlobalTel as part of its acquisition of GFP Group and that it will be fully enforceable by GlobalTel and the Employee without the need of any additional agreement. In the event of a sale or merger of the Corporation to any other entity, the successor to the Corporation shall assume the Corporation's obligations pursuant to this Agreement. In the event that a sale, merger or corporate restructure results in a 50 percent or greater change of ownership or control of the Corporation's affairs, except as a result of the GlobalTel acquisition, the Employee may terminate this Agreement and require that the Corporation redeem the Employees stock pursuant to the formula and method of valuation stated in the Shareholder Agreement, and pay the other amounts as provided in paragraph 14 above.

          23.  Entire Agreement.  This Agreement and any addenda attached to
               ----------------
this Agreement and signed by the parties contain the entire agreement of the parties. There are no other agreements, oral or written. This Agreement may be changed only by a written agreement signed by the party against whom enforcement is sought. In the event of a conflicts the terms of more recently executed documents supersede those of earlier documents.

          24.  Severability.  The provisions of Section 5 "Extent of Service,"
               ------------
Section 6 "Ownership of Works Created by Employee," Section 9 "Income from Services; Accounting and Disclosure of Income and Unrelated Software," Section 15 "Conflict of Interest," Section 16 "Proprietary Information," Section 17 "Restrictive Covenant," and any addendum that concerns the subject matter of any of those provisions, state obligations of the parties that are independent of each other, severable, and separately enforceable. To the extent that any portion of a provision is deemed unenforceable, the balance of that provision shall be fully enforced. The unenforceability of any provision shall have no effect on the enforceability of any other provision of this Agreement.

          25.   Applicable Law.  This Agreement shall be construed in accordance
                --------------
with the laws of the State of Washington.


Dated: 10/10/95                    /s/ German Burtscher
       ----------                 --------------------------------------------
                                  EMPLOYEE


                                  CORPORATION

Dated: 10 October 1995            By /s/ Ronald P. Erickson
       ---------------               ------------------------------------------

                                  Its Chairman
                                      ------------------------------------------

                             EMPLOYMENT AGREEMENT

          Effective as of the ___ day of _______________, 19__, FRANK KRENTZMAN (the "Employee") and GFP GROUP, INC., a Washington corporation (the "Corporation"), in consideration of the mutual covenants and conditions contained in this Agreement, agree as follows:

          1.  Employment.  The Corporation hereby employs the Employee and the
              ----------
Employee hereby accepts employment upon the terms and conditions set forth in this Agreement.

          2.  Term.  The term of this Agreement shall begin on the effective
              ----
date set forth above and shall continue on a rolling three year term, renewing daily. The parties acknowledge the Corporation's intention to be acquired by GlobalTel Resources, Inc. ("GlobalTel") in a manner that will require that GlobalTel assume the Corporation's obligations pursuant to this Agreement, in which case GlobalTel will automatically assume GFP Group's rights and obligations and the term of this Agreement shall continue without requiring any action by either party, or GlobalTel.

          3.  Compensation. For all services rendered by the Employee under this
              ------------
Agreement, the Corporation shall compensate the Employee as determined by the Board of Directors. The Employee shall receive a one-time payment of $10,000, half on execution of this Agreement and half on completion of GlobalTel's Acquisition of GFP Group. Starting compensation of $5,000 per month. Compensation shall be increased to $10,000 per month on the earlier of -March 1, 1996 or receipt of significant institutional funding for operations. Compensation shall be increased to a minimum of $12,500 per month at the beginning of the second year of employment and to $15,000 per month at the beginning of the third year of employment. The Corporation and the Employee contemplate significant increases in salary and benefits if target goals for corporate financing and expansion are met. Employee shall receive increases in compensation equal to any increases in the compensation of the Corporation's other comparable officers, currently Curtis Lew and Alan Chin. Compensation may also be increased in the discretion of the Board of Directors and additional bonuses may be paid to the Employee at the discretion of the Board of Directors.

          4.  Duties.  The Corporation employs the Employee as Vice President to
              ------
perform work in connection with marketing, sales, network operations or such other projects or products that are being undertaken by the Corporation, as directed by the President of the Corporation. The Employee shall also continue duties as an officer of the Corporation's GFP Group subsidiary, including administration of the SITA/SCITOR Agreement. The employee shall report directly to the Chief Executive Officer of the

Corporation. Any duties of the Employee as a director or an officer of the Corporation shall be without further compensation.

          5.  Extent Of Service.  The Employee shall devote his or her time,
              -----------------
attention and energies to the Corporation's business on a full time basis, unless a different basis is provided in an addendum to this Agreement, and shall not become involved in any other business activity that would in any way detract from, limit, or impair the Employee's performance of his work for the Corporation or may adversely impact the Corporation's business interests, whether or not such outside business activity is pursued for gain, profit, or other pecuniary advantage. The Employee must request written consent of the Corporation's Board of Directors to engage in any such outside business activity which writing shall specify the outside business activity in detail, and shall be attached to this Agreement. As to any request for consent, the Board of Directors shall not unreasonably withhold consent, taking into account the nature of the outside business activity, its relationship to the Corporation's business, the relative time that the Employee would be required to devote to the Corporation's business and to the outside business activity, and whether the effect on the Employee's work performance would have an adverse impact on the Corporation's business. The Corporation has no obligation to consent to an outside business activity that, in its sole opinion, could adversely impact conduct of the Corporation's business. The Corporation may condition consent upon a reasonable compensation adjustment reflecting the impact on the Corporation. The Corporation acknowledges that the Employee operated a consulting business prior to becoming an employee and agrees that the Employee may continue to service existing customers described in Exhibit A for a transition period of six months. The Employee represents that time devoted to such consulting work shall not prevent him from working full time for the Corporation and that such work shall not be in competition with any service or product of the Corporation. The Employee may invest the Employee's assets without restriction so long as the investment does not require the Employee to devote his or her services to operation of the companies in which the investments are made and so long as the subject of the investment is not inconsistent with the Corporation's business interests.

          6.  Ownership of Works Created By Employee.  The Employee acknowledges
              --------------------------------------
that the Corporation shall have exclusive ownership of all inventions, technology, and know-how that the Employee creates or modifies during the term of this Agreement and any previous agreement. The Corporation shall have the exclusive copyright rights in such, works and related materials and shall be considered the author and owner of any such copyrightable work created by the Employee during the term of this Agreement, as authorship is defined in the Copyright Act, 17 U.S.C. (S) 102. All such work shall be considered "work made for hire" under 17 U.S.C. (S) 201(b). To the extent that any such work does not qualify as a "work made for hire" under applicable law, the Employee hereby irrevocably and exclusively assigns to the Corporation, its successors and assigns all right, title, and interest in and to such work, including the right to copyright, patent, trade secret, and other proprietary rights protection. To the extent that any of the

Employee's rights in such a work are not, or may not be, subject to assignment or transfer, or the Employee may have a right of avoidance as to any such assignment or transfer, the Employee hereby irrevocably and unconditionally waives enforcement of all such rights, including moral rights. The Employee acknowledges that the transfer, assignment, and waiver of the foregoing rights and interests are complete and effective as of the date of this Agreement in consideration of the Corporation's employment of the Employee and execution of this Agreement and without regard to the time or circumstances under which the Agreement may be terminated. The Employee agrees to execute any assignments or other documents and take such other actions as may be necessary or desirable to assure or verify that ownership of the rights addressed in this section resides exclusively with the Corporation.

          7.  Ownership Of Unrelated Works.  The Corporation's ownership of
              ----------------------------
works created by the Employee during the term of this Agreement shall not apply to Unrelated Works, which is defined as a work that is not created through the use of any of the Corporation's equipment, supplies, facilities, or trade secret information, which was developed entirely on the Employee's own time and which does not relate directly to the Corporation's business or the Corporation's actual or demonstrably anticipated research or development at the time the software is created and does not result from any work performed by the Employee for the Corporation. The Employee's development of Unrelated Works shall not limit the Corporation's business or prohibit the Corporation from developing similar or related works. Should all or part of the Employee's Unrelated Work be incorporated into the Corporation's inventions or other works, the Corporation shall have a royalty-free license to copy, use, and sell such works without restriction, unless the Employee and the Corporation have executed a written agreement providing otherwise in advance of such incorporation, or the Employee establishes that the Corporation wrongfully obtained the Unrelated Works through no fault of the Employee.

          8.  Fringe Benefits.  The relationship between the Corporation and the
              ---------------
Employee is that of an employer and employee. The parties acknowledge that the nature of the Employee's work requires substantial technological expertise and the consistent exercise of substantial discretion and judgment. The Employee is a professional, salaried, full-time employee who shall be entitled to participate in the Senior Management Benefit Package. "Senior Management Benefit Package" means the retirement, ISOP, bonus, expense allowance, profit sharing, vacation, and similar plans adopted by the Corporation for the President and Vice-Presidents having the same full-time status and length of service as the Employee. The Corporation anticipates having the package in place within six months after execution of this Agreement.

          9.  Income From Services; Accounting And Disclosure Of Income And
              -------------------------------------------------------------
Unrelated Software.  Income generated by the Employee from the creation,
------------------
maintenance, or modification, use, license, sale, or any other transfer of Unrelated Works, and from outside business activities permitted by this Agreement shall belong to the Employee.

While employed by the Corporation and for three years thereafter, the Employee agrees upon request of the Corporation to render a true account of all information and transactions concerning Unrelated Works and/or outside business activities should the Corporation receive information reasonably suggesting that the such Works or outside business activity violates the terms of this Agreement. The Corporation shall require that those employees and agents of the Corporation having access to this information shall keep confidential all information disclosed pursuant to this section and the Corporation shall limit access to such information to the members of the Board of Directors and the management-level employee conducting the accounting.

          10.  Working Facilities.  The Corporation will furnish the Employee
               ------------------
with working space, hardware, technical and secretarial assistance, and other facilities and services suitable to Employee's position and adequate for the performance of the Employee's duties. Any automobile allowance or payment of relocation expenses shall be as provided in the Senior Management Benefit Package. The Corporation shall provide the Employee with an office in Los Angeles, California, near the SCITOR switch facility. The Employee shall have a full time administrative assistant in the Los Angeles office.

          11.  Expenses.  The Corporation shall pay for or reimburse the
               --------
Employee for travel, lodging, and all reasonable and necessary expenses for the promotion of the business of the Corporation, including expenses for entertainment, dues, and other expenses that the Employee reasonably and necessarily incurs in the performance of the duties for the Corporation covered by this Agreement.

          12.  Vacations.  The Employee shall be entitled each calendar year to
               ---------
a vacation consisting of two two-week periods, which may be increased by the Corporation's business and subject to any policies adopted prospectively by the Board of Directors, during which time the Employee's salary shall be paid in full. The Employee may carry over no more than one two-week period to the next calendar year (for a total of six weeks). The Employee shall take the vacation at such time or times as shall be approved by the Corporation. Vacation time may not be accrued from year to year without the advance written consent of the Corporation, but the Corporation shall pay the Employee for any vacation days lost.

          13.  Leave Of Absence.  Leaves of absence with full payment of salary
               ----------------
may be granted to the Employee for attendance at professional conventions, seminars, and other professional or business activities approved by the Corporation. All expenses reasonably and necessarily incurred by the employee in these activities shall be paid for or reimbursed by the Corporation. The Corporation may from time to time approve leaves of absence with full or partial payment of salary and other expenses for other reasons in its sole discretion.

          14.  Termination.  This Agreement may be terminated by either party
               -----------
upon 30 days written notice, if for cause, and upon 60 days advance written notice, if without' cause. The term "cause" means any material breach of the employee's duty of loyalty to the Corporation; material failure to perform his corporate duties for a period of 30 days on a consistent basis after written notice of such failure, regardless of the cause; any act of criminal fraud, whether or not involving the Corporation; or any material breach of the terms of this Agreement, the Acquisition and Management Agreement, Shareholder Agreement, or any other written agreement between the Employee and the Corporation or its subsidiary, GFP Group, Inc. Termination of this Agreement for cause shall automatically terminate for cause all other agreements between the Corporation or its subsidiary and the Employee. In the case of termination for cause, unless the Employee contests the grounds stated in the notice and demands arbitration, all rights of the Employee under such agreements and all rights under this Agreement, including salary, benefits, and Board representation shall automatically be extinguished as of the termination date stated in the notice and the Employee's stock, including vested options, shall be redeemed by the Corporation at 75 per cent of the value calculated pursuant to the method stated in the shareholder agreement, so long as the Corporation's stock is not then publicly traded, in which case there shall be no redemption. If the Employee demands arbitration of the termination grounds, the parties will immediately proceed to arbitration and all compensation, benefits, and stock voting rights of the Employee shall be suspended pending the decision of the arbitrator, which shall take place within six months from the commencement of arbitration unless delay is caused by the Employee. If the Corporation terminates this Agreement without cause, the Corporation shall be obligated to continue to provide the Employee with the full salary and compensation benefits required by this Agreement until the expiration of the rolling three-year term. Unless the Corporation's stock is then publicly traded, the Corporation shall redeem the Employee's stock, including vested options, at market value determined by the method stated in the Shareholder Agreement. All stock acquisition rights shall cease as of the termination date stated in the written notice of termination, whether the stock is publicly traded or not. Unless otherwise agreed, the redemption amount shall be paid as follows: in 12 equal monthly installments if the amount is less than $500,000; in 24 equal monthly installments if the redemption amount is between $500,000 and $1,000,000 and in equal quarterly installments over a five-year period if the redemption amount is $1,000,000 or more. Each installment shall include interest on the declining balance at 6% per annum, compounded monthly.

          15.  Conflict Of Interest.  Except as provided in Section 5, above,
               --------------------
the Employee warrants and represents that: (1) the Employee has no conflict of interest in performing the duties for which the Corporation is hiring the Employee; (2) that the Employee is not under any legal disability regarding these duties and is not prohibited by any employment agreement or covenant not to compete from performing these duties; (3) that the work the Employee is performing and will perform for the Corporation does not to the knowledge of the Employee, breach any contract or infringe upon any existing patent or copyright or contain any proprietary information or trade secrets of any former employer or other person or entity.

          16.  Proprietary Information. The Employee acknowledges that the list
               -----------------------
of Corporation's contracts, suppliers, customers, material information on the business of those customers, and the Corporation's telecommunication technology, work in progress,' know-how, techniques, and current and anticipated research and development activities, as well as the related printed and tangible materials, as these may exist from time to time, constitute Proprietary Trade Secrets of the Corporation that are valuable, special and unique assets of the Corporation's business and which the Corporation takes reasonable steps to safeguard from disclosure to persons that do not owe a duty of confidentiality to the Corporation. The Employee also acknowledges that conducting the Employee's duties for Corporation's business may require that the Employee come into contact with information belonging to the Corporation's customers which information is disclosed to the Employee pursuant to the Corporation's agreement to keep the information confidential ("Customer Confidences"). The employee will not, during or after the term of employment, disclose any Proprietary Trade Secrets or Customer Confidences, directly or indirectly, in whole or in part, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever. Nor shall the Employee include any know-how, or techniques that constitute Proprietary Trade Secrets of the Corporation or Customer Confidences, in any invention or work unless it is owned by the Corporation. Information shall cease being Proprietary Trade Secrets or Customer Confidences if the Corporation or the Customer has permitted the information to enter the public domain without any involvement of the Employee. The scope and enforceability of this section shall be determined in accordance with Washington law. In the event that the Corporation establishes the Employee's breach or threatened breach of this section's provisions, the Corporation shall be entitled to an injunction restraining the Employee from disclosing any Proprietary Trade Secrets or Customer Confidences and/or restraining the Employee from rendering any services to any person, firm, corporation, association or other entity to whom any Proprietary Trade Secret or Customer Confidence, in whole or in part, either has been disclosed or is threatened to be disclosed. Nothing contained in this section shall be construed as prohibiting the Corporation from pursuing any other remedies available to the Corporation for breach or threatened breach of this provision, including the recovery of damages from the Employee, as well as reasonable attorneys fees and costs.

          17.  Restrictive Covenant.  During the term of this Agreement and for
               --------------------
a period of 12 months after termination or expiration of this Agreement, the Employee will not (a) directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with any business that derives income from providing the same or similar services or products as those of the Corporation, or is in competition with any business that the Corporation is conducting or demonstrably anticipates conducting as of the Employee's termination date; (b) solicit business or perform work for any customer of the Corporation, which work is similar to the type of work performed by the Corporation for it-s customers, regardless of whether the Employee would be performing the work on his or her own behalf or on behalf of some other business; (c) solicit, recruit, or attempt to induce any employee to leave the Corporation's employment or hire any employee whose employment with the Corporation was terminated less than six months before the date of hire. If, at any time during the term of this Agreement, the Employee's outside business activity or Unrelated Work business conflicts with or competes with the Corporation's then existing business, the Employee agrees either to merge the competing or conflicting part of the outside business into the Corporation for its fair market value on mutually agreed terms, permit the Corporation to acquire the competing or conflicting portion of the employee's business for its fair market value on mutually agreed terms, or terminate employment with the Corporation. After termination of this Agreement for any reason, the Employee may request written consent from the Corporation's Board of Directors to permit the Employee to become associated with a competitor prior to expiration of the 12-month period stated above. The Board of Directors shall not unreasonably withhold consent and shall base any denial of consent upon its determination that the former Employee's requested business activity would significantly impair the Corporation's operations, market position, proposals in progress, or relationship with existing customer(s). In the event that the Corporation establishes the Employee's actual or threatened breach of this section's provisions, the Corporation shall be entitled to an injunction restraining the Employee from the action or threatened action. Nothing in this section shall be construed as prohibiting the Corporation from pursuing any other available remedies for the breach or threatened breach, including the recovery of damages from the Employee, as well as reasonable attorneys fees and costs.

          18.  Arbitration.  Any controversy or claim arising out of, or
               -----------
relating to, the meaning or enforceability of any provision of this Agreement, the terms of employment, the work performed by the Employee, or ownership of any product or right created during or after the terms of this Agreement, shall be settled by binding arbitration before a single arbitrator of the Judicial Arbitration and Mediation Service in the city of Seattle, Washington, or as agreed-upon by the parties or selected by the King County Presiding Judge. The arbitration shall be conducted in accordance with the then existing Washington Civil Court Rules and judgment upon the award shall be rendered within six months of commencement of arbitration, if practicable, and shall be final and enforceable in any court of competent jurisdiction.

          19.  Attorneys Fees.  In the event of any dispute arising out of this
               --------------
Agreement or the employment relationship, the substantially prevailing party in such dispute shall be entitled, in addition to any other relief, to an award of attorneys fees and actual costs, including expert fees and arbitration fees.
The award shall include fees and costs incurred before any proceeding or arbitration is commenced. If a proceeding is commenced and neither party wholly prevails, the party receiving substantially greater relief shall be considered the prevailing party as to all fees and costs relating to the dispute. The actual attorneys fees and costs incurred by the substantially prevailing party shall be presumptively reasonable, which presumption is rebuttable.

          20.  Notices.  Any notice required or desired to be given under this
               -------
Agreement shall be sufficient if in writing and sent by certified mail, return receipt requested, to the Employee's residence or to the principal office of the Corporation, as the case may be.

          21.  Waiver Of Breach.  The waiver by either the Corporation or the
               ----------------
Employee of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either the Corporation or the Employee.

          22.  Assignment, Sale or Merger.  The Employee acknowledges that the
               --------------------------
services to be rendered by him or her are unique and personal. Accordingly, the Employee may not assign any of his or her rights or delegate any of his or her duties or obligations under this Agreement. The rights and obligations of the Corporation under this Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the Corporation. The parties contemplate and intend that this Agreement shall be assumed without material change by GlobalTel as part of its acquisition of GFP Group and that it will be fully enforceable by GlobalTel and the Employee without the need of any additional agreement. In the event of a sale or merger of the Corporation to any other entity, the successor to the Corporation shall assume the Corporation's obligations pursuant to this Agreement. In the event that a sale, merger or corporate restructure results in a 50 percent or greater change of ownership or control of the Corporation's affairs, except as a result of the GlobalTel acquisition, the Employee may terminate this Agreement and require that the Corporation redeem the Employees stock pursuant to the formula and method of valuation stated in the Shareholder Agreement, and pay the other amounts as provided in paragraph 14, above.

          23.  Entire Agreement.  This Agreement and any addenda attached to
               ----------------
this Agreement and signed by the parties contain the entire agreement of the parties. There are no other agreements, oral or written. This Agreement may be changed only by a written agreement signed by the party against whom enforcement is sought. In the event of a conflict, the terms of more recently executed documents supersede those of earlier documents.

          24.  Severability.  The provisions of Section 5 "Extent of Service,"
               ------------
Section 6 "Ownership of Works Created by Employee," Section 9 "Income from Services; Accounting and Disclosure of Income and Unrelated Software," Section 15 "Conflict of Interest," Section 16 "Proprietary Information," Section 17 "Restrictive Covenant,' and any addendum that concerns the subject matter of any of those provisions, state obligations of the parties that are independent of each other, severable, and separately enforceable. To the extent that any portion of a provision is deemed unenforceable, the balance of that provision shall be fully enforced. The unenforceability of any provision shall have no effect on the enforceability of any other provision of this Agreement.

          25.  Applicable Law.  This Agreement shall be construed in accordance
               --------------
with the laws of the State of Washington.

Dated:                                                ------------------------
                                                      EMPLOYEE


                                                      CORPORATION


                                                      By----------------------

                                                      Its---------------------

                                   EXHIBIT B
                          Scitor International Telecommunications Services, INC.
                                                            A SITA Group Company

Agreement for managed                                   Scitor ITS
data network services
------------------------------------------------------

--------------------------------------------------------------------------------
Customer Name:                                    Date:
NetStar International Telecommunications, Inc.               April 28, 1995
--------------------------------------------------------------------------------
Customer Address:                              Agreement No:
5820 Stoneridge Mall Road, Suite 214                         MDNS/US/NC/95-99
Pleasanton, CA 94588
--------------------------------------------------------------------------------
Customer Contact:                              Telephone No:
Peter Gust                                             (T)   510-734-5100
                                                       (F)   510-734-5100
--------------------------------------------------------------------------------
In accordance with the terms of this Agreement, Scitor International Telecommunications Services, Inc. ("Scitor ITS") agrees to make available to the above Customer ("Customer") certain managed data network services as more fully described in this Agreement or as may be ordered from time to time by Customer and accepted by Scitor ITS. All accepted orders shall become a part of this Agreement.

THE PARTIES HAVE READ THIS AGREEMENT AND AGREE TO BE BOUND BY ALL OF ITS TERMS. THE PARTIES FURTHER AGREE THAT IT CONSTITUTES THE COMPLETE AGREEMENT BETWEEN THEM AND SUPERSEDES ALL PROPOSALS, ORAL OR WRITTEN, AND ALL OTHER COMMUNICATION BETWEEN THEM RELATING TO THE SUBJECT HEREOF. NO AGREEMENT OR DOCUMENT HAVING AS ITS PURPOSE OR EFFECT THE VARIATION, ADDITION OR DELETION OF ANY OF THE TERMS AND CONDITIONS INDICATED IN THIS AGREEMENT WILL BE BINDING UNLESS SIGNED FOR AND ON THE BEHALF OF SCITOR, ITS BY AN AUTHORIZED SIGNATORY.

Scitor ITS                              Customer  /s/ German Burtscher
-------------------------------         ----------------------------------------
Authorized Signatory                    Authorized Signatory


Name  /s/ Bruce D. Jones                Name     German Burtscher
-------------------------------         ----------------------------------------
Title                                   Title    Vice President

Bruce D. Jones
EXECUTIVE V.P & GENERAL MGR.                     MAY 15, 1995
-------------------------------         ----------------------------------------
Date 5/26/95                            Date

--------------------------------------------------------------------------------
     withhold such confirmation of acceptability. Any Equipment connected by Scitor ITS shall be deemed to comply with this Clause 2.4

2.5 Customer hereby authorizes Scitor ITS to make reasonable use of any user codes, numbers or passwords allocated to Customer for the purpose of providing network management and support to Customer.

2.6 Customer shall be responsible for obtaining and maintaining all such equipment and communications lines, magnetic media, programs, software and other facilities, including the provision of personnel, as are reasonably necessary and acceptable to Scitor ITS for communications with the Service (collectively the "Customer Facilities"). Neither Scitor ITS nor its agents or sub-contractors shall have any responsibility for or liability with respect to the use, operation or performance of such Customer Facilities.

3.   SUPPORT SERVICES

3.1 Scitor ITS shall provide access by voice and/or data link, if available, to help desk facilities at locations of Scitor ITS' choice in order for Customer to obtain technical advice and guidance on the operation and use of the Service.

3.2 Scitor ITS shall provide Tail Circuit management services comprising: (a) the ordering and managing of the connection of Tail Circuits and modems from the relevant PTTs as applicable; (b) the testing and acceptance of Tail Circuits; (c) Tail Circuit fault restoration upon becoming aware of a fault: and (d) payment to third party providers of Tail Circuits, modems or other telecommunications equipment in local currency on Customer's behalf, where applicable.

4.   EQUIPMENT

4.1 Scitor ITS shall connect the Equipment at the Locations, or such other locations agreed to by the Parties (if requested by Customer) on dates to be agreed by the Parties. Scitor ITS shall provide reasonable notification of the date of connection and shall connect at times to be agreed by the Parties. Should connection require the removal or disconnection of any existing equipment of Customer, Customer shall permit, and obtain all necessary consents for, such removal or disconnection and shall give Scitor ITS all necessary assistance to enable such work to be carried out.

4.2 On the date of connection of the Equipment, Scitor ITS shall commission the Equipment, which on successful commissioning shall be deemed to be accepted by Customer. For the purpose of this Clause 4.2,"successful commissioning shall mean that Scitor ITS shall have checked powered up, and then carried out the manufacturer' initialisation tests on the Equipment, save that should Customer require additional commissioning tests, Scitor ITS shall carry out such alternative tests provided that such tests are reasonably necessary to establish the operability of the Equipment and provided, further, that Customer has given Scitor ITS at least 30 days notice prior to the date of delivery of the Equipment to the Location.

4.3 The lease term shall commence on the date of acceptance of the Service pursuant to Clause 11.2 at the Location to which the Equipment relates and shall thereafter continue in accordance with the term of this Agreement, subject to Clause 5.1 of Attachment 1 and Clause 1.7 of Attachment 2 .

4.4  The lease and any other charges shall be as specified in Attachment 1.

4.5 Except as set forth in Clause 1.7 of Attachment 2, the Equipment shall at all times remain the sole and exclusive property of Scitor ITS or its sub-contractors and Customer shall have no rights or interest in the Equipment except for quiet possession and the right to use the Equipment under the terms and conditions of this Agreement.

4.6 Customer shall have the following additional obligations with respect to the Equipment: (a) not to sell, assign, sub-let, pledge or part with possession or control of or otherwise deal with the Equipment or any interest therein: (b) not to change, remove or obscure any labels, plates, insignia, lettering or other markings which are on the Equipment at the time of connection thereof or which may thereafter be placed on the Equipment by Scitor ITS or by any person authorized by Scitor ITS; (c) to keep the Equipment free from distress, execution or any other legal process; (d) not to move the Equipment from the Location (or other Location) to which it was delivered and connected without Scitor ITS' prior written consent; and (e) not to use the Equipment or permit the same to be used contrary to any law or any regulation for the time being in force.

4.7 Customer shall have full responsibility for the upkeep of the Equipment. For the purpose of this Clause 4.7, "responsibility for upkeep" shall mean that Customer shall: (a) ensure that proper environmental conditions as recommended by the manufacturers are maintained for the Equipment and that the exterior surfaces are kept clean and in good condition; (b) not make any modifications to the Equipment: and (c) not use in conjuction with the Equipment any accessory, attachment or additional equipment other than that which has been supplied by or approved in writing by Scitor ITS.

4.8 Upon termination or expiry of this Agreement. Customer shall surrender possession of the Equipment in good order, repair and condition, to Scitor ITS, fair wear and tear excepted.

4.9 Scitor ITS shall ensure that the Equipment is at the time of commissioning, and remains during the term of this Agreement, in good working order. If a Service fault occurs which has been caused by a failure in the Equipment, Scitor ITS shall restore or repair the Service to the affected Location as soon as practicably.

1.   DEFINITIONS

1.1 In this Agreement, unless the context otherwise requires, the following expressions shall have the following meanings:

1.2 "Agreement" shall mean this managed data network services agreement and the Attachments and Schedules attached hereto and made a part hereof.

1.3  "Dollars" or "S" shall mean United States dollars.

1.4  "DTE" shall mean Data Terminating Equipment.

1.5 "Effective Date" shall mean the date this Agreement is signed by an authorized signatory of Scitor ITS.

1.6 "Equipment" shall mean the communications equipment, servers, modems, cables and connectors supplied under lease by Scitor ITS to Customer under this Agreement.

1.7 "Initial Term" shall mean a period commencing on the Effective Date and ending 5 (five) years after the date of acceptance of the Service by Customer (pursuant to Clause 12.2) at the last Location to be connected under this Agreement.

1.8  "Locations" shall mean the locations specified in Attachment 2.

1.9 "Network" shall mean the communications processors, related equipment, and circuits used by Scitor ITS for the provision of the Service, excluding Tail Circuits to the Locations and any communications equipment (including the Equipment) sited at the Locations.

1.10 "Network Path Availability" shall mean the availability of two way communication of the virtual communication link (expressed as a percentage) between the access entry port on which the DTE originator is connected and the Network access exit port on which the DTE destination is connected, excluding maintenance windows, host links and Tail Circuits.

1.11 "Network Transit Time" shall mean the elapsed time taken for the one way transmission of a 128 character length packet (a "Packet") between the entry point on the Network Node to which Customer's transmitter of the Packet it connected, and the exit point on the Network Node to which the receiver of the Packet is connected.

1.12 "Node" shall mean a node of the Network to which a Tail Circuit is to be connected for the purposes of rendering the Service to Customer such Nodes being deployed at such times and places as determined by Scitor ITS.

1.13 "Parties" shall mean Scitor ITS and the Customer, "Party" shall mean either Scitor ITS or the Customer as the context requires.

1.14 "Service" shall mean managed data network services based on X.25 protocol and all related and ancillary services thereto, or any of same, including the provision of Equipment and Software all as more fully described in Attachment 1, or such other managed data network services agreed to by the Parties from time to time; the Service expressly excludes any PSTN dial-up lines or modems.

1.15 "Software" shall mean the software programs and each and every component thereof, as amended from time to time, including all developments, versions or releases thereof whether existing now or becoming available in the future, and all related documentation, which may be supplied by Scitor ITS in connection with the provision of the Service, whether integral to the Equipment or otherwise.

1.16 "Support Services" shall mean the services as described in Clause 3.

1.17 "Tail Circuit" shall mean a telecommunications circuit or other capacity leased from the relevant telecommunications authorities (PTTs) and which permits the connection of a Location to the nearest Scitor Network node.

2.   PROVISION OF SERVICE

2.1 Scitor ITS agrees to provide (subject to Clause 2.3), and Customer agrees to obtain from Scitor ITS, the Service subject to the terms and conditions of this Agreement and subject to payment of the charges set out in Attachment 1. Customer understands and agrees that Scitor ITS provides the Service for the benefit of Customer only and nothing in this Agreement shall entitle customer to resail the Service to any third party.

2.2 Scitor ITS reserves the right to control, direct and establish procedures for the use of the Service and Customer agrees to follow the instructions and procedures of Scitor ITS with respect to the use of the Service. Scitor ITS also reserves the right to make operational changes in the Service. In exercising any such rights under this Clause 2.2, Scitor ITS shall not adversely affect the Service or increase the charges payable by Customer under this Agreement.

2.3 Customer shall ensure at all times that its use of the Service (including its connection of any apparatus to any network used to deliver the Service) is in accordance with all applicable telecommunications, data protection and other laws, licenses or regulations.

2.4 Any terminal equipment used to gain access to the Service must be approved by Scitor ITS prior to its connection to the Network. Scitor ITS reserves the right to disconnect (or require the disconnection of) any terminal equipment in breach of this provision. Customer shall notify Scitor ITS of any terminal equipment it wishes to connect to the Network and Scitor ITS shall promptly confirm its acceptability under this Clause 2.4. Scitor ITS shall not unreasonably possible following such notification. Scitor ITS further agrees that a Scitor ITS sub-contractor will, if necessary as determined by Scitor ITS, arrive at the affected Location and commence any remedial activities within 4 working hours of notification, provided the notification is received, and the call-out can be made during the normal business day of the Scitor ITS sub-contractor nearest to the affected Location, and provided, also that the affected Location is within a 50 kilometer radius of said centre ("Normal Service"). Remedial service on Equipment other than Normal Service shall be carried out by Scitor ITS through its sub-contractors as soon as is practicably possible, taking into account availability of service personnel, the time and date of Customer's notification and the country concerned.

4.10 Scitor ITS shall not be responsible for Service faults, nor shall Scitor ITS be obliged to comply with its obligations under Clause 4.9, if such faults occur as a result of: (a) damage to the Equipment during transport activity or connection carried out by Customer or any third party other than as authorised by Scitor ITS; (b) interventions other than normal interventions carried out by non Scitor ITS personnel; (c) modifications to the Equipment which have not been approved by the Equipment manufacturer or carried out by personnel unapproved by Scitor ITS; (d) improper treatment to the Equipment, failure to meet the Equipment manufacturer's specifications, or environmental conditions by non-Scitor personnel; or (e) accident or negligence on the part of Customer or any force majeure event. Any site visits or repairs made necessary by the events specified in this Clause 4.10 shall be subject to prior agreement by Scitor ITS and may cause Customer to incur increased charges for the Service at the affected Location, such charges to be commensurate with the cost to Scitor ITS of restoring or repairing the Service. Nothing in this Clause 4.10 shall affect Customer's obligations in respect of Equipment under the other provisions of this Clause 4.

4.11 In this Clause 4. and notwithstanding definition 1.8. 'Locations' means Locations as such term is defined in 1.8 and other locations where the Equipment may be situated and connected, as agreed by the Parties from time to time.

5.   SOFTWARE

     Customer is hereby granted non-exclusive and non-transferrable licenses to use Software strictly in performing this Agreement. The Software and any intellectual property rights of whatever nature in the Software are and shall remain vested in Scitor ITS or an associated company of Scitor ITS and nothing contained in this Agreement shall convey any ownership interest in the Software to Customer. Customer acknowledges that the provision of Software is made by Scitor ITS strictly for use in conjunction with the Service and Customer agrees not to produce, copy, alter, modify, or add to the Software or any part thereof, nor to attempt or to allow a third party to attempt to reverse engineer, translate or convert the Software from machine readable to human readable form, except as permitted by applicable law.

6.   INTELLECTUAL PROPERTY RIGHTS AND CONFIDENTIALITY

6.1 It is understood and agreed by Customer that all intellectual property rights in the Service including, all specifications, manuals and other documents provided by Scitor ITS to Customer as part of or in relation to the Service are either licensed to or the property of Scitor ITS and nothing contained in this Agreement shall be deemed to convey any title or ownership interest to Customer. Customer shall use its best efforts not to disclose such proprietary information to third parties without Scitor ITS' prior approval.

6.2 Customer and Scitor ITS acknowledge that they will receive confidential information and trade secrets ("Confidential Information") from each other in connection with the Agreement. Confidential Information shall be deemed to include all information each Party receives from the other Party, except anything designated as not confidential. Customer and Scitor ITS agree to maintain the secrecy of Confidential Information and agree neither to use it (except for the purposes of performing the Agreement) nor to disclose it to anyone outside Customer or Scitor ITS or to anyone within Customer or Scitor ITS who does not have a need to know it in order to perform under the Agreement, except with the consent of the other Party or in accordance with the order of a court of competent jurisdiction. Confidential Information shall not include any information which is publicly available at the time of disclosure or subsequently becomes publicly available through no breach of this provision by Customer or Scitor ITS or is rightfully acquired from a third party who is not in breach of an agreement to keep such information confidential.

7.   CHARGES AND PAYMENT

7.1 All charges shall be as specified in Attachment 1 shall be invoiced by Scitor ITS to Customer, monthly in arrears unless otherwise provided in Attachment 1, and shall be payable without deductions or set-off within 30 days of receipt of invoice by Customer.

7.2 All charges stated are exclusive of any value added tax, sales tax, excise tax, gross receipts tax and any similar tax which may be applicable thereto and Customer agrees to pay all such applicable taxes.

7.3 Scitor ITS reserves the right to make a reasonable charge for any work done by Scitor ITS which is attributable to Customer's failure to perform its obligations or not specified by Scitor ITS as part of any Service provided.

7.4 Charges for components and materials and for magnetic media, stationery and other supplies and for travel and subsistence (when not specifically included in the Service) are separately payable by Customer.

7.5 Failure by Customer to pay any charge according to the terms of this Agreement shall entitle Scitor ITS without prejudice to its other rights and remedies under the Agreement to (a) suspend the provision of the Service following 30 days written notice, provided that Customers has not remedied its default within that time and /or (b) charge interest on a daily basis from the original due date at the rate of 2 percentage points above the Chase Manhattan Bank's prime rate in force from time to time.


8.   EXCLUSIONS AND LIMITATIONS OF LIABILITY

8.1 Scitor ITS is not liable for any delay in performing its obligations or for any failure to perform its obligations under the Agreement if the delay or failure results from circumstances beyond Scitor ITS' reasonable control. Scitor ITS will notify the customer in a reasonable timeframe of any delay in performing its obligations or of any failure to perform its obligations under this Agreement.

8.2 EXCEPT AS EXPRESSLY CONTAINED IN THIS AGREEMENT, SCITOR ITS GIVES NO WARRANTIES AND HEREBY DISCLAIMS ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE SERVICE OR ANY EQUIPMENT OR SOFTWARE PROVIDED UNDER OR IN RELATION TO THIS AGREEMENT.

8.3 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, SCITOR ITS SHALL NOT BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES HOWSOEVER ARISING INCLUDING, BUT NOT LIMITED TO, SUCH DAMAGES ARISING FROM THE USE OF THE SERVICE BY CUSTOMER OR BY ITS OFFICERS, EMPLOYEES, OR AGENTS OR BY ANY THIRD PARTY, WHETHER OR NOT AUTHORIZED BY CUSTOMER, EVEN IF SCITOR ITS WAS MADE AWARE OF THE POSSIBILITY OF SUCH DAMAGES IN ADVANCE.

8.4 In the event that data furnished by Customers, whether transmitted via the Network or otherwise, is lost, destroyed or damaged due to the negligence of Scitor ITS, its agents or employees, Customer's sole remedy shall be the repair or replacement by Scitor ITS of such lost, destroyed or damaged data, provided however that such repair or restoration can reasonably be performed by Scitor ITS and provided, further, that Customer furnishes Scitor ITS with all source data, in machine readable form, necessary for such repair or restoration.

5 SUBJECT TO THE EXCLUSIONS AND LIMITATIONS OF LIABILITY SET OUT IN CLAUSES 8.1, 8.2, 8.3 AND 8.4 ABOVE. SCITOR ITS' LIABILITY TO CUSTOMER UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, AND INCLUDING LIABILITY FOR NEGLIGENCE, IS LIMITED IN RESPECT OF EACH EVENT OR SERIES OF CONNECTED EVENTS TO $100,000.


8.6 Scitor ITS' sole obligations and liabilities are as stated herein and all other representations, conditions, warranties and terms express or implied whether by statute law or otherwise are hereby excluded to the full extent permitted by law.

9.   NETWORK PATH AVAILABILITY

9.1  Subject to Clause 9.2, Scitor ITS shall warrant Network Path Availability
     (NPA) for each Location as set out in Attachment 4 (as updated from time to time to incorporate additional Locations).

9.2 If Scitor ITS breaches any NPA warranty for 2 consecutive months or for any 4 months in any 12 month period, such breach to be clearly substantiated by Customer, then Customer's sole remedy for such breach under this Agreement shall be an entitlement to cancel the Service at the Location directly affected by such breach, without financial liability, on giving Scitor ITS 30 days written notice. Nothing contained in this Clause 9.2 shall affect Customer's liability to pay for Service rendered prior to the effective date of such cancellation. A breach of the NPA warranty at any Location shall not constitute a material breach of this Agreement.

10.  NETWORK TRANSIT TIME

10.1 Subject to Clause 10.2. Scitor ITS shall warrant the Network Transit Times
     (NTT) set out in Attachment 4 (as updated from time to time to incorporate additional Locations).

10.2 If Scitor ITS breaches any NTT warranty for 3 consecutive months, such breach to be clearly substantiated by Customer, then Customer's sole remedy under this Agreement for such breach shall be an entitlement to cancel the Service at the Location directly affected by such breach without financial liability on giving Scitor ITS 30 days written notice. Nothing contained in this Clause 10.2 shall affect Customer's liability to pay for Service rendered prior to the effective date of such cancellation. A breach of the NTT warranty at any Location shall not constitute a material breach of this Agreement.

11.  DURATION AND TERMINATION

11.1 This Agreement shall come into force on the Effective Date and shall then, subject to Clause 11.2 below remain in force for the duration of the initial Term. It will be renewed automatically for additional terms of 12 months unless either Party gives to the other notice of its intention to terminate at least 60 prior days to the expiration of the initial Term or any renewal term.

11.2 Either Party may terminate this Agreement by notice in writing to the other forthwith in any of the following events: (a) if the other Party is guilty of any material breach, non-observance or non-performance of its obligations hereunder or any of them and does not remedy the same (if it is capable of remedy) within 30 days of notice of such failure or breach being given by the non-defaulting Party; (b) if an order is made or an effective resolution is passed for the dissolution or winding up the other Party except for the purposes of an amalgamation, merger or reconstruction; (c) if an encumbrancer takes possession or a receiver is appointed over the whole or any part of the undertaking or assets of the other, or the other fails to provide adequate assurance of its ability to render due performance upon demand; or (d) if the other becomes insolvent or makes any special arrangements or any special assignment for the benefit of its creditors or is the subject of a voluntary or involuntary filing under the bankruptcy laws of any jurisdiction.

11.3 Termination of this Agreement for any cause shall not affect any rights or obligations of the Parties in relation to anything done prior to such termination and the provisions of this Agreement shall continue to bind the Parties insofar and so long as may be necessary to give effect to such rights and obligations.

12.  COMMISSIONING/ACCEPTANCE

12.1 Scitor ITS shall connect the Service at the Locations according to procedures set out in Attachment 3.

12.2 Customer shall be deemed to have accepted the Service at each of the Locations on completion of the commissioning tests specified in Attachment 3.

13.  NOTICES

     All notices under this Agreement shall be in writing addressed to the Parties at their respective addresses stated in the cover page of this Agreement, or as may be otherwise notified under this Clause 13. If sent by first class mail, notices shall be deemed to have been given 2 days after the date of mailing. Notices may also be sent by fax provided that the sending Party obtains confirmation of the receipt of such notices from the recipient. If so sent, such fax notices shall be deemed to have been given on the first business day (in the country of receipt) after the date of transmission.

14.  ASSIGNMENT

     Customer may not assign, sub-contract or otherwise, dispose of this Agreement or any part hereof or any benefit hereunder without the prior written consent of Scitor ITS.

15.  GENERAL

15.1 No Waivers:- No failure or delay of either Party in exercising any right, power, or privilege under this Agreement (and no course of dealing between the Parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

15.2 No Third Party Beneficiaries, Agency or Partnership:- The provisions of this Agreement are solely for the benefit of the Parties. No other party, including invitees, members of the general public and other third parties are intended to have nor shall have any rights whatsoever under this Agreement, whether for injury, loss or damage to persons or property, or for economic loss, damage or injury otherwise. This Agreement is not intended to create a joint venture or partnership between the Parties and neither Party is authorized to act as the agent of the other.

15.3 Invalidity:- If any term, provision or clause of this Agreement or any portion of such term, provision, or clause is held invalid or unenforceable, the remainder of this Agreement will not be affected thereby and each remaining term, provision or clause or portion thereof will be valid and enforceable to the full extent permitted by law.

15.4 Entire Agreement:- This Agreement; including the Attachment, together with any supplement hereto duly signed on behalf of Scitor ITS by an authorized signatory, represents the entire agreements between the Parties and supersedes all other agreements, oral or written, and all other communications between the Parties relating to the subject matter hereof.

15.5 Supplements:- Each Party agrees to execute such additional documents as may be reasonably necessary or appropriate to accomplish the purposes of this Agreement.

15.6 Interpretation:- In this Agreement (a) the headings used are included for convenience only and are not to be used in construing or interpreting this Agreement (b) any reference to the plural includes the singular and any reference to the singular includes the plural; and (c) any reference to a clause, an attachment or to a schedule is to a clause, attachment or schedule of this Agreement.

16.  APPLICABLE LAW AND ARBITRATION

16.1 This Agreement and all matters regarding the interpretation and / or enforcement hereof, shall be governed exclusively by the law of the State of Delaware except insofar as the federal law of the United States of America may control any aspect of this Agreement in which case federal law shall govern such aspect.

16.2 All disputes, controversies or claims arising out of, or relating to this agreement shall be settled exclusively by arbitration before a single arbitrator in District of Colombia in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Each Party irrevocably consents to personal jurisdiction and to ex parte action should any Party refuse to participate in such proceedings. The arbitrator's award shall be final and binding on all Parties and judgement on the award may be entered and the award enforced in any court having jurisdiction thereof.

                             ATTACHMENT 1. CHARGES

     Scitor ITS shall provide Customer with the Service in the Locations and in accordance with the charges all as specified herein or in the schedule to this Attachment 1 ("Schedule 1").

1.   PORT CHARGES

     The port charges applicable to the Locations shall be as specified in
     Schedule 1. Except as set forth in Clause 8 of this Attachment 1, all port charges are fixed for the Initial Term. Scitor ITS shall commence its port charges 30 days after the date of acceptance of the Service at a Location and the first invoice shall be for the first 2 months charges. Notwithstanding the above, no port charges shall be charged for the San Francisco and Mexico City Locations for the first 90 days following acceptance of the Service at such Locations.

2.   CONNECTION/PROJECT MANAGEMENT/DISCONNECTION CHARGES

     The charges applicable for connections shall be as specified in Schedule 1 and for disconnections shall be $250 per disconnected Location. All such charges are one time charges payable in the case of connections on the date of acceptance of the Service at a Location; in the case of disconnections, such charges are payable on the date disconnection of the Location from the Network. Connection charges for additional ports in the same Location shall be $1000.

3.   TAIL CIRCUIT CHARGES

     Tail Circuit charges shall be as notified to Customer by Scitor ITS. Tail Circuit charges are monthly charges fixed for the Initial Term and then adjusted in line with actual charges from PTTs at that time. Any revised Tail Circuit charges shall be fixed for the duration of any renewal term.

4.   TAIL CIRCUIT MANAGEMENT CHARGES

     For the management of each Tail Circuit, Scitor ITS shall charge monthly $100 or 15% of the monthly Tail Circuit charge, whichever is the greater.

5.   EQUIPMENT LEASE CHARGES

5.1 Equipment lease charges applicable to this Agreement shall be as specified in Schedule 1 or as otherwise notified by Scitor ITS (subject to precise specification). Equipment lease charges shall be fixed for the first 3 years of the lease term. Thereafter the following shall apply: (a) Customer may terminate the lease by paying Scitor ITS a lease buyout fee equal to 20% of the original price paid by Scitor ITS or its subcontractors for the
     Equipment: or (b) the lease term will continue for a further 2 years at a reduced lease charge equal to 40% of the charge prevailing during the first 3 year period. At the end of 5 years from the commencement of the lease term all lease charges shall cease and Scitor ITS will transfer ownership of the relevant Equipment to Customer. Equipment lease charges shall commence on the date of acceptance of the Service at a Location.

5.2 In addition to the charges set out in Clause 5.1 above (and Schedule 1), Scitor ITS shall charge Customer a fee for Equipment connected in a Location controlled by Scitor ITS or an affiliated company of Scitor ITS. Such charge shall be as notified by Scitor ITS and Scitor ITS shall have no obligation to connect Equipment at any such Location unless and until Customer has agreed said charges.

6.   SOFTWARE LICENSE FEES

     Any Software license fees shall be as notified by Scitor ITS from time to time unless the Software is integral to the Equipment, in which case no separate charges shall apply.

7.   UPGRADES

     With reference to Clause 1 of Attachment 3 of the Agreement, subject to this Clause 7, Scitor ITS agrees that Customer will be entitled to upgrade the Service at any Location without penalty. Scitor ITS will, however, charge Customer for any difference in charges resulting therefrom and in addition its reasonable connection, disconnection and project management charges relating to such upgrades. Any changes to the Service which reduce service capacity or function, result in lower charges and are not compensated by equivalent increases in service capacity or function and charges, are excluded from this provision and the Parties shall agree such changes and the financial effects resulting therefrom on a case by case basis.

8.   DISCOUNTS

8.1 Additional port connections either at the same Location, or in additional Locations within a country, will be charged at the then prevailing Scitor ITS list prices less a 20% discount.

8.2 Customer shall also receive the following discounts against port charges for each Location to be provided with X.25 Service in the 4th and 5th year following acceptance of the Service at the Location:

     4th year       5%

     5th year       10%


Final                         Attachment 1 Page 1

SCHEDULE 1
----------

----------------------------------------------------------------------------------------------------------
                              MONTHLY CHARGES (S)        ONE TIME CHARGES (S)
                              -----------------------------------------------
                                                          PORT
                    LINE                EQUIPMENT      CONNECTION     EQUIPMENT      TOTAL     TOTAL ONE
LOCATION            SPEED     PORT        LEASE        &PROJ MGMT     CONNECTION     MONTHLY     TIME
----------------------------------------------------------------------------------------------------------
AMSTERDAM            64      $3,000       $3,150         $2,000         $3,400      $ 6,150      $5,400
----------------------------------------------------------------------------------------------------------
ATHENS               64      $4,000       $1,500         $2,000         $3,400      $ 5,500      $5,400
----------------------------------------------------------------------------------------------------------
AUCKLAND             64      $6,000       $3,150         $2,000         $3,400      $ 9,150      $5,400
----------------------------------------------------------------------------------------------------------
BANGKOK              64      $6,000       $1,500         $2,000         $3,400      $ 7,500      $5,400
----------------------------------------------------------------------------------------------------------
BARCELONA            64      $3,000       $3,150         $2,000         $3,400      $ 6,150      $5,400
----------------------------------------------------------------------------------------------------------
BEIJING              64      $6,000       $3,150         $2,000         $3,400      $ 9,150      $5,400
----------------------------------------------------------------------------------------------------------
BERLIN               64      $3,000       $3,150         $2,000         $3,400      $ 6,150      $5,400
----------------------------------------------------------------------------------------------------------
BOMBAY               64      $7,000       $3,150         $2,000         $3,400      $10,150      $5,400
----------------------------------------------------------------------------------------------------------
BRUSSELS             64      $3,000       $3,150         $2,000         $3,400      $ 6,150      $5,400
----------------------------------------------------------------------------------------------------------
BUDAPEST             64      $4,000       $3,150         $2,000         $3,400      $ 7,150      $5,400
----------------------------------------------------------------------------------------------------------
BUENOS AIRES         64      $6,000       $3,150         $2,000         $3,400      $ 9,150      $5,400
----------------------------------------------------------------------------------------------------------
CAIRO                64      $6,000       $1,500         $2,000         $3,400      $ 7,500      $5,400
----------------------------------------------------------------------------------------------------------
CAPE TOWN            64      $6,000       $1,500         $2,000         $3,400      $ 7,500      $5,400
----------------------------------------------------------------------------------------------------------
CARACAS              64      $6,000       $3,150         $2,000         $3,400      $ 9,150      $5,400
----------------------------------------------------------------------------------------------------------
COPENHAGEN           64      $3,000       $3,150         $2,000         $3,400      $ 6,150      $5,400
----------------------------------------------------------------------------------------------------------
DELHI                64      $7,000       $1,500         $2,000         $3,400      $ 8,500      $5,400
----------------------------------------------------------------------------------------------------------
DUBLIN               64      $3,000       $1,500         $2,000         $3,400      $ 4,500      $5,400
----------------------------------------------------------------------------------------------------------
DURBAN               64      $6,000       $1,500         $2,000         $3,400      $ 7,500      $5,400
----------------------------------------------------------------------------------------------------------
FRANKFURT            64      $3,000       $3,150         $2,000         $3,400      $ 6,150      $5,400
----------------------------------------------------------------------------------------------------------
GENEVA               64      $3,000       $3,150         $2,000         $3,400      $ 6,150      $5,400
----------------------------------------------------------------------------------------------------------
GUANGHOU             64      $6,000       $1,500         $2,000         $3,400      $ 7,500      $5,400
----------------------------------------------------------------------------------------------------------
HAMBURG              64      $3,000       $1,500         $2,000         $3,400      $ 4,500      $5,400
----------------------------------------------------------------------------------------------------------
HELSINKI             64      $3,000       $1,500         $2,000         $3,400      $ 4,500      $5,400
----------------------------------------------------------------------------------------------------------
HONG KONG            64      $6,000       $3,150         $2,000         $3,400      $ 9,150      $5,400
----------------------------------------------------------------------------------------------------------
ISTANBUL             64      $4,000       $1,500         $2,000         $3,400      $ 5,500      $5,400
----------------------------------------------------------------------------------------------------------
JAKARTA              64      $6,000       $1,500         $2,000         $3,400      $ 7,500      $5,400
----------------------------------------------------------------------------------------------------------
JOHANNESBURG         64      $6,000       $3,150         $2,000         $3,400      $ 9,150      $5,400
----------------------------------------------------------------------------------------------------------
KIEV                 64      $7,000       $1,500         $2,000         $3,400      $ 8,500      $5,400
----------------------------------------------------------------------------------------------------------
KUALA LUMPUR         64      $6,000       $1,500         $2,000         $3,400      $ 7,500      $5,400
----------------------------------------------------------------------------------------------------------
LIMA                 64      $6,000       $1,500         $2,000         $3,400      $ 7,500      $5,400
----------------------------------------------------------------------------------------------------------
LISBON               64      $3,000       $1,500         $2,000         $3,400      $ 4,500      $5,400
----------------------------------------------------------------------------------------------------------
LONDON               64      $3,000       $3,150         $2,000         $3,400      $ 6,150      $5,400
----------------------------------------------------------------------------------------------------------
MADRID               64      $3,000       $3,150         $2,000         $3,400      $ 6,150      $5,400
----------------------------------------------------------------------------------------------------------
MANILA               64      $6,000       $1,500         $2,000         $3,400      $ 7,500      $5,400
----------------------------------------------------------------------------------------------------------
MARTINIQUE           64      $6,000       $1,500         $2,000         $3,400      $ 7,500      $5,400
----------------------------------------------------------------------------------------------------------
MELBOURNE            64      $6,000       $1,500         $2,000         $3,400      $ 7,500      $5,400
----------------------------------------------------------------------------------------------------------
MEXICO               64      $3,000       $3,150         $2,000         $3,400      $ 6,150      $5,400
----------------------------------------------------------------------------------------------------------
MIAMI                64      $2,800       $1,500         $2,000         $3,400      $ 4,300      $5,400
----------------------------------------------------------------------------------------------------------
MILAN                64      $3,000       $1,500         $2,000         $3,400      $ 4,500      $5,400
----------------------------------------------------------------------------------------------------------
MONTEVIDEO           64      $6,000       $1,500         $2,000         $3,400      $ 7,500      $5,400
----------------------------------------------------------------------------------------------------------
MONTREAL             64      $2,800       $1,500         $2,000         $3,400      $ 4,300      $5,400
----------------------------------------------------------------------------------------------------------
MOSCOW               64      $4,000       $3,150         $2,000         $3,400      $ 7,150      $5,400
----------------------------------------------------------------------------------------------------------
MUNICH               64      $3,000       $3,150         $2,000         $3,400      $ 6,150      $5,400
----------------------------------------------------------------------------------------------------------
NEW YORK             64      $2,800       $3,150         $2,000         $3,400      $ 5,950      $5,400
----------------------------------------------------------------------------------------------------------

FINAL                   ATTACHMENT 1, SCHEDULE 1, PAGE 1

----------------------------------------------------------------------------------------------------------
                              MONTHLY CHARGES (S)        ONE TIME CHARGES (S)
                              -----------------------------------------------
                                                          PORT
                    LINE                EQUIPMENT      CONNECTION     EQUIPMENT       TOTAL     TOTAL ONE
LOCATION            SPEED     PORT        LEASE        &PROJ MGMT     CONNECTION     MONTHLY      TIME
----------------------------------------------------------------------------------------------------------
OSAKA                64     $  6,000     $  3,150       $  2,000       $  3,400      $  9,150   $  5,400
----------------------------------------------------------------------------------------------------------
OSLO                 64     $  3,000     $  3,150       $  2,000       $  3,400      $  6,150   $  5,400
----------------------------------------------------------------------------------------------------------
PANAMA CITY          64     $  6,000     $  1,500       $  2,000       $  3,400      $  7,500   $  5,400
----------------------------------------------------------------------------------------------------------
PARIS                64     $  3,000     $  3,150       $  2,000       $  3,400      $  6,150   $  5,400
----------------------------------------------------------------------------------------------------------
RIO DE JANEIRO       64     $  6,000     $  3,150       $  2,000       $  3,400      $  9,150   $  5,400
----------------------------------------------------------------------------------------------------------
ROME                 64     $  3,000     $  3,150       $  2,000       $  3,400      $  6,150   $  5,400
----------------------------------------------------------------------------------------------------------
LOS ANGELES          64     $  2,800     $  3,150       $  2,000       $  3,400      $  5,950   $  5,400
----------------------------------------------------------------------------------------------------------
SAN JOSE, CR         64     $  6,000     $  3,150       $  2,000       $  3,400      $  9,150   $  5,400
----------------------------------------------------------------------------------------------------------
SAN JUAN             64     $  6,000     $  1,500       $  2,000       $  3,400      $  7,500   $  5,400
----------------------------------------------------------------------------------------------------------
SANTIAGO             64     $  6,000     $  1,500       $  2,000       $  3,400      $  7,500   $  5,400
----------------------------------------------------------------------------------------------------------
SANTO DOMINGO        64     $  6,000     $  1,500       $  2,000       $  3,400      $  7,500   $  5,400
----------------------------------------------------------------------------------------------------------
SAO PAULO            64     $  6,000     $  3,150       $  2,000       $  3,400      $  9,150   $  5,400
----------------------------------------------------------------------------------------------------------
SEOUL                64     $  6,000     $  3,150       $  2,000       $  3,400      $  9,150   $  5,400
----------------------------------------------------------------------------------------------------------
SHANGHAI             64     $  6,000     $  3,150       $  2,000       $  3,400      $  9,150   $  5,400
----------------------------------------------------------------------------------------------------------
SHANNON              64     $  3,000     $  1,500       $  2,000       $  3,400      $  4,500   $  5,400
----------------------------------------------------------------------------------------------------------
SHINGZEN             64     $  6,000     $  3,150       $  2,000       $  3,400      $  9,150   $  5,400
----------------------------------------------------------------------------------------------------------
SINGAPORE            64     $  6,000     $  3,150       $  2,000       $  3,400      $  9,150   $  5,400
----------------------------------------------------------------------------------------------------------
SOPHIA               64     $  4,000     $  1,500       $  2,000       $  3,400      $  5,500   $  5,400
----------------------------------------------------------------------------------------------------------
STOCKHOLM            64     $  3,000     $  3,150       $  2,000       $  3,400      $  6,150   $  5,400
----------------------------------------------------------------------------------------------------------
SYDNEY               64     $  6,000     $  3,150       $  2,000       $  3,400      $  9,150   $  5,400
----------------------------------------------------------------------------------------------------------
TEL AVIV             64     $  6,000     $  3,150       $  2,000       $  3,400      $  9,150   $  5,400
----------------------------------------------------------------------------------------------------------
TOKYO                64     $  6,000     $  3,150       $  2,000       $  3,400      $  9,150   $  5,400
----------------------------------------------------------------------------------------------------------
TORONTO              64     $  2,800     $  3,150       $  2,000       $  3,400      $  5,950   $  5,400
----------------------------------------------------------------------------------------------------------
VANCOUVER            64     $  2,800     $  1,500       $  2,000       $  3,400      $  4,300   $  5,400
----------------------------------------------------------------------------------------------------------
VIENNA               64     $  3,000     $  3,150       $  2,000       $  3,400      $  6,150   $  5,400
----------------------------------------------------------------------------------------------------------
WARSAW               64     $  4,000     $  3,150       $  2,000       $  3,400      $  7,150   $  5,400
----------------------------------------------------------------------------------------------------------
ZURICH               64     $  3,000     $  3,150       $  2,000       $  3,400      $  6,150   $  5,400
----------------------------------------------------------------------------------------------------------
TOTALS                      $328,800     $149,468       $142,000       $241,400      $502,950   $383,400
----------------------------------------------------------------------------------------------------------

Notes:

- Connection/Port charges are for a five year term contract and are exclusive of any taxes.

- Equipment lease charges ares based on a minimum configuration of GMAX and GM 16s with 4 faxboards each. Consequently, Equipment lease charges may vary according to precise specification.

- Tail Circuits are provided by Scitor ITS where Scitor ITS is legally authorised to provided such circuits.

-    All connections are subject to local regulatory approval.

- Local PSTN dial-up, telephone numbers and modem cost are not included are are the responsibility of Customer.

FINAL                  ATTACHMENT 1, SCHEDULE 1, PAGE 2

                           ATTACHMENT 2 - LOCATIONS

1.1 The Locations covered by this Agreement are as listed in the schedule to this Attachment 2 ("Schedule 2"). Locations shall be added in phases and Customer shall be entitled to modify which Locations are to be connected in a phase. Notwithstanding the foregoing or anything else contained in this Agreement. Scitor ITS shall be the preferred supplier for all Locations listed in Schedule 2.

1.2 Customer may connect additional Locations not identified in Schedule 2 on receiving written consent from Scitor ITS. Customer understands and agree that Scitor ITS obligation to provide Service to any Location not identified in Schedule 2 is subject to Scitor ITS ability to operate in any country.

1.3 Customer agrees that subject only to the following exceptions, all Location shall remain connected to the Network for the term of this Agreement from the date of acceptance of the Service. The exceptions are as follows:

     (a) Customer terminates this Agreement pursuant to Clause 11.2 or cancels the Services at a Location pursuant to Clause 9.2 or 10.2;

     (b) Customer may substitute any Location with a new Location provided Scitor ITS is able to provide Service at the new Location. Scitor ITS shall be entitled to charge Customer for connection and project management for the new Location at prices agreed by the Parties;

     (c) Customer may disconnect a Location due to force majeure. This right may only be invoked by Customer after 30 continuous days of force majeure;

     (d) Customer may cancel the Service for convenience at the San Francisco and Mexico City Locations within the first 90 days after the date of acceptance of the Service and, at any other Location, within the first 60 days after the date of acceptance of the Service.

1.4  Any cancellation of Service at a Location other than under Clauses 9.2,
     10.2 or 11.2 of this Agreement shall be conditional on the Following:

1.5  Customer must give Scitor ITS at least 30 days prior written notice.

1.6 Customer shall remain responsible for any Tail Circuit charges relevant to the cancellation Location, but Scitor ITS shall, on a best efforts basis, mitigate such costs by terminating any rental contracts with PTTs as soon as practically possible, following notification by Customer.

1.7 Customer shall remain responsible for the duration of the term of this Agreement for payment of the monthly lease charges for the Equipment. Customer may discharge this responsibility at any time by paying Scitor ITS a lump sum equal to the depreciated value of the Equipment based on the original price paid by Scitor ITS or its subcontractors for the Equipment plus 15% of such original price as a fee for administration and disconnection. On payment of the resulting sum, Scitor ITS will transfer title in the relevant Equipment to Customer. Customer understands that Scitor ITS depreciates the Equipment over 3 years. Scitor ITS will transfer the Equipment to a substitute Location on payment of a reconnection charge agreed by the Parties and in addition Scitor ITS' travel and out of pocket expenses.

SCHEDULE 2
----------

Africa/Middle East                  Europe                 Asia Pacific
------------------                  ------                 ------------
South Africa                        Austria                 Australia
- Johannesburg                      - Vienna                - Melbourne
- Durban                            Belgium                 - Sydney
- Cape Town                         - Brussels              China
Egypt                               Bulgaria                - Beijing
- Cairo                             - Sophia                - Shanghai
Israel                              Denmark                 - Guanghou
- Tel Aviv                          - Copenhagen            - Shingzen
Turkey                              Finland                 Hong Kong
- Istanbul                          - Helsinki              - Hong Kong
                                    France                  India
South America                       - Paris                 - Bombay
-------------
Argentina                           Germany                 - Delhi
- Buenos Aires                      - Frankfurt             Indonesia
Brazil                              - Hamburg               - Jakarta
- Rio De Janeiro                    - Munich                Malasia
- Sao Paulo                         - Berlin                - Kuala Lumpur
Chile                               Greece                  Philippines
- Santiago                          - Athens                - Manila
Peru                                Hungary                 Singapore
- Lima                              - Budapest              - Singapore
Venezuela                           Ireland                 Thailand
- Caracas                           - Dublin                - Bangkok
Uruguay                             - Shannon               Japan
  Montevideo                        Italy                   - Tokyo
                                    - Milan                 - Osaka
Central America/Carib               - Rome                  South Korea
---------------------                                       - Seoul
Costa Rica                          Netherlands
- San Jose                          - Amsterdam             New Zealand
Mexico                              Norway                  - Auckland
- Mexico City                       - Oslo
Panama                              Poland                All Locations are
- Panama City                       - Warsaw              subject to regulatory
Puerto Rico                         Portugal              approvals.
- San Juan                          - Lisbon
Dominican Rep.                      Russia
- Santo Domingo                     - Moscow
Martinique                          Spain
- Fort de France                    - Madrid
                                    - Barcelon
                                    Sweden
North America                       - Stockholm
-------------
Canada                              - Switzerland
- Toronto                           - Zurich
- Montreal                          - Geneva
- Vancouver                         Ukraine
USA                                 - Kiev
- San Francisco                     United Kingdom
New York                            - London
Miami

                         ATTACHMENT 3- COMMISSIONING

1.   CONNECTIONS

1.1 Scitor ITS shall use all reasonable efforts to connect the Service at the Locations as soon as possible after the date the Tail Circuits are made available by PTTs for Customer's use and in accordance with Customer's requirements. Scitor ITS shall have no responsibility, nor liability for delays caused by Customer or any third party. In the event of any such delays Scitor ITS shall use all reasonable efforts to provide the Service as set out in this Agreement at the earliest opportunity.

1.2 Should the Customer request to delay any connection date as agreed by the Parties after Scitor ITS has ordered any Tail Circuit or Equipment, such request shall be agreed by Scitor ITS but any delays in connection shall not affect Customer's obligations to reimburse scitor ITS for all Tail Circuit and Equipment charges incurred from the date of any contract between Scitor ITS and any PTT or other supplier. Customer also understands that should Scitor ITS or its agents or sub-contractors carry out a visit to a Location in order to connect the Service, and be then unable to do so as a result of any act or omission by the Customer, Scitor ITS reserves the right to charge Customer for such visit at its then current rates for such time and its reasonable travel expenses.

2.   COMMISSIONING/ACCEPTANCE

2.1 Commissioning shall mean that Scitor ITS or its subcontractors shall carry out the following Commissioning Tests at each Location as appropriate from Scitor ITS sites remote to the Locations:

     TAIL CIRCUIT
     ------------

     To run three 15 minute Bit Error Rate Tests to ensure that no moe than one error in 10/5/ data bits occur on the Tail Circuit.

     X .25 FUNCTIONALITY TESTING
     ---------------------------

     (a) An X.25 DTE attached via Tail Circuit to a Node is able to establish link level communications with the Node local to the Location.

     (b)  An X.25 DTE attached via Tail Circuit to a Note is able to place an
          X.25 call to pre-designated address, transfer data and then clear the virtual connection than has been established.

     ALTERNATIVE TESTING
     -------------------

     Where local PTT operating conditions are such that the above commissioning tests are not appropriate, Scitor ITS shall be entitled to carry out alternative commissioning tests as agreed by Customer. In this event Scitor shall provide to the Customer a description of these alternative commissioning tests.


FINAL                        ATTACHMENT 3. PAGE 1                     NETSTAR

  ATTACHMENT 4 - NETWORK PATH AVAILABILITY / NETWORK TRANSIT TIME WARRANTIES

The following Service warranties shall apply:

                                             NTT                      NPA
From                     To                 (milliseconds)            (%)
----                     --                  ------------             ---
San Francisco            Mexico City         375                      98.81

Service warranties for additional Locations shall be as specified in supplements.

FINAL                        ATTACHMENT 4, PAGE 1                      NETSTAR

                                   EXHIBIT C

     SECTION 4.5 - RESTRICTIONS ON SHARE TRANSFERS. Notwithstanding Section
     ---------------------------------------------
4.4, the shares of the corporation are restricted shares and may not be sold, resold, assigned, pledged, gifted, or otherwise transferred (collectively "transferred") except in full compliance with federal and state securities laws, which may require registration of such stock or an exemption from registration. Shares thus may not be transferred by a shareholder unless that shareholder has first obtained written assurance from the corporation's attorney, at the expense of the shareholder, that such sale would not violate any federal or state law or regulation. After receiving such an assurance, the transferring shareholder may then freely transfer shares in a transaction in which no consideration is given or received for those shares, including without limitation transfers by bequest, by gift, in trust for estate planning purposes, and similar transfers.

     After receiving such an assurance in the case of a sale of the shares, if the proposed purchaser is not an existing shareholder, the selling shareholder shall deliver to the corporation and the other shareholders an offer in writing to sell all of those shares, at the price to be paid by the proposed purchaser, to the corporation and the other shareholders, in that order. The offer shall state the name of the prospective purchaser and shall include a copy of the corporation's counsel's opinion that no federal or state law or regulation would be violated by such sale to the other shareholders. The corporation shall have ten (10) days after receipt of the offer within which to accept or reject the offer, which may be accepted or rejected only as to all the shares offered.

     If the corporation rejects the offer, it shall immediately so notify the other shareholders in writing. The other shareholders of the corporation shall each have the right to purchase the same proportion of those offered shares as their beneficially-owned shares bear to the beneficial ownership of all issued and outstanding shares of the corporation, excluding those beneficially owned by the selling shareholder. The other shareholders shall have thirty (30) days after receipt of notice of the corporation's rejection of the selling shareholder's offer to accept or reject the offer, as to all of the shares offered, by a written notice delivered to the other shareholders including the selling shareholder. If an individual shareholder rejects the offer, the remaining shareholders may, within ten (10) days after receipt of that notice, accept the offer as to that shareholder's proportionate share, in the same proportion as their beneficial share ownership bears to the aggregate beneficial ownerships of all shareholders electing to purchase that share.

     Unless otherwise agreed, the purchase price to be paid for shares purchased as provided for above shall be paid within ten (10) days after delivery of the purchaser's acceptance of the offer to sell.

     All stock certificates of the corporation will bear legends stating the foregoing restrictions.

     SECTION 7.4 - AMENDMENTS. The Bylaws may be amended, altered or repealed,
     ------------------------
at any regular or special meeting of the Board, by a vote of the majority of the whole Board, provided that a written statement of the proposed action shall have been delivered personally or by facsimile transmission or mailed to all directors with the notice of the meeting. Section 4. 5 of the Bylaws may be amended by the shareholders of the corporation only by the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the corporation.

                                   EXHIBIT D

                      ACQUISITION AND MANAGEMENT AGREEMENT

A.   PARTIES.
     -------

     The parties to this Agreement are RATSTEN INTERNATIONAL TELECOMMUNICATIONS, INC., ("Ratsten"), a California corporation, GFP GROUP, INC., ("GFP Group"), a Washington corporation, GERMAN BURTSCHER, FRANK KRENTZMAN, and SIRIUS INTERNATIONAL TELECOMMUNICATIONS, a California partnership composed of Burtscher and Krentzman.

B.   PURPOSE OF THIS AGREEMENT.
     -------------------------

     The purpose of this Agreement is to provide for GFP Group's acquisition of Ratsten, and to state GFP Group's commitment to provide certain working capital necessary to meet the GFP Group's obligations to SCITOR International Telecommunications Services, Inc., a SITA Group Company, pursuant to a contract between SCITOR and Ratsten, d/b/a Netstar Telecommunications Services, Inc., ("SITA/SCITOR Agreement"), a copy of which is attached to this Agreement as Exhibit A. A statement of the working capital requirements of the SITA/SCITOR Agreement is attached to this agreement as Exhibit B. Finally, this Agreement sets forth the terms by which GFP Group shall negotiate the acquisition of GFP Group (after its acquisition of Ratsten) by GlobalTel Resources, Inc., a Washington corporation.

C.   GFP GROUP'S PURCHASE OF SELECTNET SHARES.
     ----------------------------------------

     Selectnet Telemanagement, Inc. owns 14,948 shares of common stock in Ratsten. GFP Group shall purchase all Selectnet shares by cash payment of $100,000 to the Selectnet Telemanagement, Inc. The purchase of the Selectnet shares shall be completed within 30 days after the effective date of this Agreement.

D.   WORKING CAPITAL FOR SITA/SCITOR CONTRACT.
     ----------------------------------------

     GFP Group shall provide interim working capital to fulfill the requirements of the SITA/SCITOR Agreement pending acquisition by GlobalTel. Burtscher and Krentzman shall prepare a detailed list of expenditures needed to sustain the contract, which expenditures shall be listed in Exhibit B and approved by GFP Group. GFP Group shall provide a loan in the amount, stated in Exhibit B, not to exceed $100,000 by December 1, 1995 and $50,000 per month, thereafter until the acquisition by GlobalTel is completed. The loaned funds shall also provide for necessary travel, including travel to, Mexico, Russia, and the Ukraine, to establish various joint venture and license agreements for the facsimile service on the SITA network.

E.   CONTRIBUTION OF SIRIUS STOCK IN RATSTEN TO GFP GROUP STOCK FOR GFP GROUP
     ------------------------------------------------------------------------
     STOCK AND OTHER CONSIDERATION.
     -----------------------------

     Burtscher and Krentzman represent that they own all interest in a partnership known as Sirius Telecommunications. The principal asset of Sirius is 14,948 shares of common stock in Ratsten. Krentzman and Burtscher shall cause Sirius to transfer all of these shares to GFP Group. In consideration of such transfer, GFP Group shall issue 250,000 of shares of common stock to Krentzman and 250,000 shares of common stock to Burtscher and obtain agreement from GlobalTel to exchange such shares for the same number of shares of GlobalTel common stock and to issue 75,000 additional shares of GlobalTel common stock to each at the beginning of the second and third years of employment with GlobalTel and provide Krentzman and Burtscher with the compensation package provided in this Agreement.

F.   TERMS FOR ACQUISITION OF GFP GROUP BY GLOBALTEL.
     -----------------------------------------------

     GFP Group shall immediately commence negotiations with GlobalTel for GlobalTel's acquisition of GFP Group after GFP Group successfully acquires Ratsten and Ratsten's interest in the SITA/SCITOR contract. Acquisition of GFP Group by GlobalTel shall be accomplished by GlobalTel's acquisition of all shares of GFP Group and GlobalTel's issuance to GFP Group of 1,250,000 shares, including the 500,000 shares initially issued to Krentzman and Burtscher collectively.

G.   OBLIGATIONS IN CONNECTION WITH GLOBALTEL ACQUISITION.
     ----------------------------------------------------

     1.   GENERAL OBLIGATIONS AND CONDITIONS.  GFP Group shall structure the
          ----------------------------------
acquisition of GFP Group by GlobalTel so that Burtscher and Krentzman receive the stock interest, compensation package and operational duties generally described in this Agreement. The primary reason for GlobalTel's interest in acquiring GFP Group after GFP Group acquires Ratsten is to the benefit of the SITA/SCITOR contract and the services of Burtscher and Krentzman. The parties to this Agreement acknowledge that the terms and conditions of the final acquisition of GFP Group by GlobalTel have yet to be determined. The parties, further acknowledge that additional agreements among them, such as a Shareholder Agreement and agreements with funding sources, will need to be prepared and executed. Nonetheless, the parties agree that any acquisition by GlobalTel must meet the minimal requirements stated in this Agreement and that any material deviation from these requirements must be agreed upon in writing by the party adversely affected. The parties also agree that it is GFP Group's responsibility to conduct negotiations with GlobalTel and to obtain GlobalTel's agreement to structure the acquisition of GFP Group to meet the requirements of this Agreement.

     2.   BENEFITS TO KRENTZMAN AND BURTSCHER.  As part of the acquisition by
          -----------------------------------
GlobalTel, Krentzman and Burtscher shall each personally receive the following:

          a.   SHARES IN GLOBALTEL.  GlobalTel shall restructure its stock so
               -------------------
that there is only a single class of voting common stock. GlobalTel shall issue 250,000 shares of GlobalTel voting common stock and enter into a binding obligation to issue additional stock to each of Burtscher and Krentzman at the first anniversary and second anniversary of employment with GlobalTel. Issuance of these shares shall be sufficient to cause Krentzman and Burtscher to achieve stock parity with Alan Chin and Curtis Lew. Stock parity includes all stock that represents an equity interest in GlobalTel, or convertible to an equity interest, but does not include debt instruments. The Corporation shall make financing available on renewable terms to Krentzman and Burtscher to purchase any instruments or rights possessed by Chin or Lew that are convertible to equity. Stock parity may be achieved either by direct issuance of stock to Krentzman and Burtscher or pursuant to the terms of an ISOP, or by any other means that accomplishes stock parity. GFP Group agrees to increase its capitalization by 40,000 shares and to issue 25,000 shares to Peter Gust and 15,000 shares to Donald Kovaks or a nominee identified by October 31, 1995, with the parties to this Agreement retaining the proxy rights to vote these shares until the acquisition by GlobalTel is complete, at which time these shares shall be exchanged for a like number of GlobalTel shares. Issuance of these shares is subject to, and conditioned on, the shareholders: (a) executing appropriate investment letters required by applicable securities laws and meeting the legal requirements for investing in GFP Group or GlobalTel; (b) executing the appropriate shareholder agreement restricting resale of such shares, voting, redemption and similar matters; and (c) acknowledging in writing that issuance of these shares satisfies the obligations of Krentzman and Burtscher to each of them. The parties shall select a means that will have the least overall adverse tax impact upon the parties as a whole. The parties shall execute a shareholder agreement by no later than October 28, 1995 that provides in part that these stock acquisition rights terminate, and all issued shares redeemed by the Corporation pursuant to the valuation methods detailed in the shareholder agreement, upon termination of employment by the employee or by GlobalTel, material breach of the employment agreements, material failure to perform operational duties to GlobalTel for any reason, or termination by SCITOR of the SITA/SCITOR contract, for any reason, within 135 days from the effective date of this Agreement.

          b.   DUTIES, COMPENSATION AND EMPLOYMENT AGREEMENTS.  Krentzman and
               ----------------------------------------------
Burtscher shall each become officers of GlobalTel and, to the extent necessary or. desirable under the SITA/SCITOR contract, officers of GFP Group. Burtscher and Krentzman shall have operational responsibilities for managing the relationship with SCITOR and supervising compliance with the SITA/SCITOR contract and GlobalTel's growth in relation to such services, under the direction of Ronald P. Erickson, who shall become GlobalTel's President and Chief Executive Officer. Krentzman and Burtscher shall also alternate one of them serving as a member of the seven-person Board of Directors of GlobalTel each calendar year and shall have the right to nominate one outside Board member, subject to approval of the Board as to qualifications. Krentzman shall serve on the Board during the initial 1995 term and Burtscher shall serve on the Board during 1996. Krentzman and Burtscher shall each receive notice of, and have the right to attend, meetings of the Board of Directors whether or not he is a member of the Board at the time the meeting is held. Krentzman and Burtscher hereby nominate Donald Sledge as the first outside director, which nomination is acceptable to GFP Group. Each shall execute an employment agreement in substantially the form attached to this Agreement as Exhibit C-1 and C-2. The duration of the obligations stated in this section and the term of the employment agreements shall be a rolling three years. Krentzman and Burtscher shall each, be officers of the Corporation of equal rank with Alan Chin and Curtis Lew, who are currently vice-presidents. Their initial monthly compensation shall equal the monthly compensation provided to Mr. Chin and Mr. Lew. Krentzman and Burtscher shall receive the same regular retirement, health, stock, and expense benefits ("Senior Management Benefit Package), that GlobalTel provides to Alan Chin and Curtis Lew during, the term of the employment agreement. This parity arrangement shall not apply to merit bonuses tied to performance of the corporation which will be available.

          c.   LOANS FOR PRIOR RATSTEN AND PERSONAL EXPENSES.  Krentzman and
               ---------------------------------------------
Burtscher have each borrowed funds to pay for Ratsten operating expenses and to pay for living expenses during Ratsten's startup phase. After the GlobalTel acquisition has been completed and at such time as GlobalTel receives significant institutional financing, GlobalTel shall loan Burtscher $14,500 and shall loan Krentzman $31,500, to repay personal loans, upon presentation of documents evidencing such loans and the outstanding balance of each. GlobalTel shall have the option of making payments directly to the creditors. These loans shall be evidenced by a note in the usual form, shall be at 6 percent per annum interest, compounded monthly and shall be repaid by deductions from net merit or operating bonuses payable to Krentzman or Burtscher during, the first three years of employment. Each loan shall be fully repaid before any portion of a bonus is paid the employee borrowing the funds. The loans shall not, however, be payable from or chargeable against merit or operating bonuses earned after the third anniversary of this Agreement. Termination of employment at GlobalTel for cause shall cause the entire loan balance to become due and payable in four equal quarterly installments. In addition to and at the same time as these loans, GlobalTel shall pay up to an aggregate of $30,000 to repay person who have advanced funds to Krentzman and Burtscher for Ratsten operations. The identities of these persons and amount that each advanced for Ratsten operations is stated in Exhibit D to be prepared by Krentzman and Burtscher and approved by GFP Group. Payments shall be made directly to the persons identified in Exhibit D upon execution of a release acknowledging that the amount paid fully satisfies the repayment obligation of Ratsten and Burtscher or Krentzman.

     3.   REIMBURSEMENT OF ACQUISITION EXPENSES AND WORKING CAPITAL CONTRIBUTED
          ---------------------------------------------------------------------
BY GFP GROUP.  As part of the acquisition of GFP Group, in addition to transfer
------------
of stock, GlobalTel shall make cash payments to GFP Group or to any lender to GFP Group sufficient to repay working capital provided by GFP Group as part of its acquisition of Ratsten and sufficient cash to reimburse GFP Group, or pay for, GFP Group's expenses in acquiring Ratsten and in negotiating and obtaining GFP Group's acquisition by GlobalTel.

H.   WARRANTIES.
     ----------

     1.   WARRANTIES CONCERNING SITA/SCITOR AGREEMENT.  Krentzman, Burtscher,
          -------------------------------------------
and Ratsten each warrant that Ratsten obtained the SITA/SCITOR Agreement under the name Netstar International Telecommunications, Inc., a corporation to be formed, and that such corporation was subsequently formed under the name Ratsten International Telecommunications, Inc. Ratsten, Krentzman and Burtscher warrant that no other party has an interest of any nature in the SITA/SCITOR Agreement and that the

SITA/SCITOR Agreement does not prevent, prohibit, or place conditions upon the transactions contemplated by this Agreement or that, if so, any necessary consent from SCITOR has been obtained or will be obtained within 45 days after the effective date of this Agreement.

     2.   WARRANTY CONCERNING SIRIUS.  Krentzman and Burtscher warrant that they
          --------------------------
are the sole partners of Sirius International Telecommunications, a partnership, and that no other party has any interest in, or rights to, any asset of Sirius International Communications.

     3.   WARRANTY AS TO OWNERSHIP OF RATSTEN INTERNATIONAL TELECOMMUNICATIONS,
          ---------------------------------------------------------------------
INC.  Krentzman and Burtscher warrant that Sirius International
---
Telecommunications and Selectnet Telemanagement, Inc. are the sole shareholders of Ratsten International Telecommunications, Inc. and that Selectnet's sole interest in and to the assets of Ratsten is by virtue of its 14,948 shares of stock.

     4.   WARRANTIES AS TO BOOKS OF ACCOUNT.  Krentzman and Burtscher warrant
          ---------------------------------
that they have provided GFP Group with a full accounting of Ratsten's assets and obligations and, to the best of their ability, set forth the interim requirements for carrying out Ratsten's obligations under the SITA/SCITOR contract, which obligations are stated in Exhibit B to this Agreement.

I.   GENERAL PROVISIONS.
     ------------------

     1.   EXCLUSIVE DEALING.  The parties to this Agreement shall not, directly
          -----------------
or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with, or in manner encourage, discuss, accept, or consider proposals relating to the SITA/SCITOR contract, the acquisition of GFP Group or Ratsten or any of its assets, with any person, group, or entity that is not a party to this Agreement, except GlobalTel, during the term of this Agreement.

     2.   NONDISCLOSURE.  Except as required by law, no party shall make any
          -------------
public comment, statement, or communication with respect to the transactions contemplated by this Agreement, nor shall a party permit an agent to disclose the existence of this Agreement or discussions concerning this Agreement without the prior Written consent of the other parties to this Agreement. This obligation shall survive termination of this Agreement for any reason.

     3.   CONFIDENTIALITY.  No party shall disclose or use any confidential
          ---------------
information furnished by a party to this Agreement in contemplation of this Agreement. This confidentiality obligation shall extend to the representatives of the parties, their agents, and assign. Confidential information includes any information that is valuable and unique to the supplying party, is not generally known outside of the supplying party's organization, and is either stamped "confidential" or the party has taken other reasonable precautions to keep confidential. Confidential information does not include information that the disclosing party can demonstrate is generally available to the public, other than as a result of improper disclosure, or was obtained by the receiving party from a third party who owed no duty of confidentiality to the disclosing party. If this Agreement is terminated for any reason, the parties shall promptly return all confidential information to the supplying parties. The confidentiality obligation shall survive termination of this Agreement for a period of two years.

     4.   COSTS.  Except as provided by this Agreement and exhibits, each party
          -----
shall be responsible for and bear all of that party's expenses incurred in connection with this Agreement and the actions contemplated by this Agreement.

     5.   AUTHORITY.  Each signator on behalf of a corporation or partnership
          ---------
warrants that he has authority to bind that entity to this Agreement. Each married signator shall obtain the written consent of the signator's spouse to this Agreement.

     6.   CONSENTS AND REGULATORY APPROVAL.  Each party shall cooperate to
          --------------------------------
obtain the consent of any third party or regulatory agency that is necessary to complete the transactions contemplated by this Agreement.

     7.   COMPLIANCE WITH LAWS.  Each party shall comply with all state and
          --------------------
federal securities laws and regulations in connection with any of the transactions contemplated by this Agreement. To the extent that any such laws or regulations require that the transactions contemplated by this Agreement be accomplished in a different manner or modified, this Agreement shall be amended to comply with such laws or regulations and such amendment shall not be deemed an event that permits any party to terminate this Agreement.

     8.   TERM AND TERMINATION.  The parties shall have 45 days from the date of
          --------------------
this Agreement to accomplish the acquisition of Ratsten by GFP Group, and 90 days from the date that the Ratsten/GFP Group acquisition is complete to complete the acquisition of GFP Group by GlobalTel. The term may be extended by mutual written agreement of the parties. This Agreement may be terminated by any of the following

     a.   TERMINATING EVENTS.

          (1)  Mutual written consent of the parties;

          (2) As to a party, by material breach by the party after written notice stating nature of the breach and a 30-day opportunity to cure;

          (3) Failure by GFP Group to provide the interim funding contemplated by this Agreement;

          (4) Failure of Burtscher or Krentzman to obtain SCITOR's consent to assignment of the SITA/SCITOR Agreement to GFP Group or any approval that May be required to assure GFP Group that transactions contemplated by this Agreement do not violate the SITA/SCITOR contract;

          (5) Notice from GlobalTel that GlobalTel does not intend to acquire Ratsten or GFP Group after GFP Group acquires Ratsten.

     b. OBLIGATIONS ON TERMINATION. The parties shall have the following obligations on termination:

          (1) In the event that this Agreement is terminated by GFP Group because of Krentzman's and Burtscher's failure to obtain the benefit of the SITA/SCITOR contract for GFP Group and GlobalTel, Krentzman and Burtscher agree to reimburse GFP Group for all funds devoted by GFP Group to maintenance of the SITA/SCITOR Agreement and all expenses incurred by GFP Group in connection with the transactions contemplated by this Agreement, unless otherwise agreed in writing. Such amounts shall be determined by application of GAAP and shall be repaid over a three-year period at 6 percent per annum interest, compounded monthly, and shall be evidenced by a note. The full repayment obligation shall be an independent, joint and several obligation of Krentzman and of Burtscher. The expenses to be repaid shall not include attorneys fees incurred in preparation or negotiation of this Agreement or amounts paid to purchase shares in Ratsten from Selectnet.

          (2) If the Agreement terminates because GFP Group fails to provide sufficient interim funding in excess of that required by this Agreement, if the benefit of the SITA/SCITOR contract is not available through no fault of Burtscher or Krentzman, or for any reason other than a material beach of this Agreement, Krentzman and Burtscher shall return all stock to GFP Group and GFP Group shall return Krentzman's and Burtscher's Ratsten stock and the parties shall have no further obligation to each other, except the nondisclosure and confidentiality obligations which survive termination of the Agreement.

          (3) If GlobalTel decides not to acquire GFP Group, Palmer and Erickson shall arrange for alternative financing for the operations contemplated by this Agreement within 120 days from the date that GFP Group receives notice of GlobalTel's decision. This Agreement shall continue in force during the 120 day time period and thereafter if suitable financing is achieved. If suitable financing is not located within that time, Krentzman and Burtscher shall have the right to repurchase the Selectnet shares for a cash payment of $100,000.

      9.   GOVERNING LAW.  This Agreement shall be construed, interpreted, and
           -------------
governed by the laws of the State of Washington.

     10.   ARBITRATION OF DISPUTES.  Any controversy or claim arising out of,
           -----------------------
or relating to, the meaning or enforceability of any provision of this Agreement shall be settled by binding arbitration before a single arbitrator of the Judicial Arbitration and Mediation Service in the city of Seattle, Washington, or any other arbitrator that is agreed upon by the parties or selected by the King County Presiding Judge. The arbitration shall be conducted in accordance with the then existing Washington Civil Court Rules and judgment upon the award shall be final and enforced in any court of competent jurisdiction.

     11. ATTORNEYS FEES. In the event of any dispute arising out of this
         --------------
Agreement or the employment relationship, the substantially prevailing party in such dispute shall be entitled, in addition to any other relief, to an award of attorneys fees and actual costs, including expert fees and arbitration fees. The award shall include fees and costs incurred before any proceeding or arbitration is commenced. If a proceeding is commenced and neither party wholly prevails, the party receiving substantially greater relief shall be considered the prevailing party as to all fees and costs relating to the dispute. The actual attorneys fees and costs incurred by the substantially prevailing party shall be presumptively reasonable, which presumption is rebuttable.

     12. ENTIRE AGREEMENT. The terms and provisions of this Agreement constitute
         ----------------
the entire agreement between the parties and supersede all previous communications, negotiations, proposals, representations, conditions, or agreements, either oral or written. In the event of any, conflict between the provisions of this Agreement and the Proposal, this Agreement shall control. This Agreement may not be enlarged, modified or altered except in writing signed by the duly authorized officer or representative of each party. To the extent that this Agreement contemplates that other agreements are necessary to carry out the transactions required by this Agreement, such further agreements shall be consistent with the terms of this agreement and with the requirements for those transactions stated in this Agreement.

     13. EXECUTION OF SHAREHOLDER AGREEMENT AND OTHER DOCUMENTS.  The parties
         ------------------------------------------------------
shall execute such further agreements, documents, and consents, as are reasonable and necessary to carry out the undertakings contemplated by this Agreement. The parties shall also execute a shareholder agreement that will prohibit the transfer of shares except upon approval of the corporation and compliance with applicable law, will prohibit disposition of shares in event of divorce, death or bankruptcy, and will provide for redemption of shares, upon termination of employment at a fair and reasonable market value, if termination is without cause, pursuant to a valuation formula stated in the agreement, and will state terms for permitting continuation as shareholders if GlobalTel shares become publicly traded.

     14. EFFECTIVE DATE.  This Agreement is effective and binding, as of the
         --------------
date executed by the last party to execute it.

     15. COUNTERPARTS.  This Agreement may be signed in counterparts, each of
         ------------
which shall be as effective as an original.

         IN WITNESS WHEREOF, each party has executed this Agreement in duplicate, as of the dates stated below:

GFP GROUP, INC.                        RATSTEN INTERNATIONAL
                                       TELECOMMUNICATIONS, INC.



By /s/ Ronald P. Erickson              By /s/ German Burtscher
   ----------------------                 --------------------
   RONALD P. ERICKSON, CHP.               GERMAN BURTSCHER, President

Dated 10 October 1995                  Dated 10/10/95
      ---------------                        --------


/s/ German Burtscher                   /s/ Frank Krentzman
------------------------------         -----------------------------
GERMAN BURTSCHER, Individually         FRANK KRENTZMAN, Individually

Dated 10/10/95                         Dated 10/10/95
      --------                               --------


--------------------------------       ------------------------------
Spouse                                 Spouse

Name ___________________________       Name _________________________

Dated __________________________       Dated ________________________

SIRIUS INTERNATIONAL
TELECOMMUNICATIONS, a California
Partnership


/s/ German Burtscher
-------------------------
GERMAN BURTSCHER, Partner

Dated 10/10/95
      --------


 /s/ Frank Krentzman
------------------------
FRANK KRENTZMAN, Partner

Dated 10/10/95
      --------

                    AMENDMENT TO ACQUISITION & MANAGEMENT AGREEMENT

                                      FOR

              GFP GROUP, INC., FRANK KRENTZMAN & GERMAN BURTSCHER


          GFP Group, Inc. ("GFP Group"), Frank Krentzman ("Krentzman"), and German Burtscher ("Burtscher") are parties to the Acquisition and Management Agreement for GFP Group, Inc., Frank Krentzman, and German Burtscher, signed October 10, 1995 ("A&M Agreement"). The following amendments are necessary to conform the A&M Agreement to the intent of the parties at the time the A&M Agreement was signed. As the parties intended, these amendments give Krentzman and Burtscher the bargained for shares they expected in the exchange.

          The parties agree that the A&M Agreement is amended as follows:

          1. Krentzman and Burtscher at no cost to either shall each receive 150,000 additional shares of GlobalTel Resources, Inc. ("GlobalTel") common stock at such time as GlobalTel receives significant funding, or other significant developments in GlobalTel's operations and plans such that the Board of Directors of GlobalTel deems it appropriate to issue the shares, distribution not to be unreasonably withheld (the "date of significant funding"). The issuance of the 150,000 shares each shall satisfy the obligation in Section E of the A&M Agreement to issue 75,000 additional shares of GlobalTel common stock each to Krentzman and Burtscher beginning in the second and third years of employment with GlobalTel.

          2. Krentzman and Burtscher shall, at the closing of the share exchange under which GlobalTel is acquiring Krentzman and Burtscher's GFP shares (the "closing"), receive sufficient GlobalTel shares to give Krentzman and Burtscher the share parity with Alan Chin and Curtis Lew required by Section G.2(a) of the A&M Agreement. Krentzman and Burtscher each agree to pay $1.10 per share for these parity shares, payable without interest at the earlier of
(i) the date of significant funding (as stated in paragraph 1 above) or (ii) the date upon which they individually receive a raise in salary under their employment agreement.

          3. Except for those shares being paid for as set forth in section 2 above, all shares issued pursuant to the A&M Agreement, including as amended by this Amendment, are part of the exchange unrelated to any compensation due Krentzman and Burtscher under their employment agreements.

          EFFECTIVE this day 10th day of October 1995.

GFP GROUP, INC., a Washington
Corporation



By     /s/ Ronald P. Erickson
       ----------------------------            --------------------------------
       Ronald P. Erickson, President           German Burtscher

Dated  December 29, 1995
       -------------------------------         -------------------------------
                                               Spouse


                                               -------------------------------
                                               Frank Krentzman, a Single Person

                                   EXHIBIT E

          1.  Carrier Agreements with MCI and Hi-Rim.

          2.  Month-to-month lease of headquarters building.

          3.  Lease agreement for office copier.

          4. Stock Purchase Agreement, Promissory Note, Purchase Money Security Agreement and Pledge of Shares Agreement, all with Okunuki, Nakamura, Wong, HBICC, Inc. and Sato, or their agents, and Agreement and Release of Claims with Ken Sato, all dated October 19, 1995.